              -----------------------------------------------------

                               PURCHASE AGREEMENT


                                     BETWEEN


                                DOUGLAS ELLIMAN,
                              DOUGLAS ELLIMAN, INC.
                                       and
                    DOUGLAS ELLIMAN INSURANCE BROKERAGE CORP.
                                    as Seller

                                       and


                               DE ACQUISITION, LLC
                                    as Buyer

              -----------------------------------------------------



                            -------------------------

                            Dated as of May 27, 1999
                            -------------------------

                                Table of Contents

                                                                           Page
1.        PURCHASE AND SALE...................................................7
     1.1  Agreement to Purchase and Sell......................................7
     1.2  Excluded Assets.....................................................9
     1.3  Third Party Consents................................................9
     1.4  Leases.............................................................10

2.        PURCHASE PRICE.....................................................10
     2.1  Amount and Payment.................................................10
     2.2  Contingent Payments................................................13
     2.3  Liabilities........................................................16
     2.4  Interim Period.....................................................18
     2.5  Commission Receivables and Commission Payables.....................18
     2.6  Lease Renewal Commissions..........................................19
     2.7  Dispute Resolution.................................................20
     2.8  Allocation of Purchase Price.......................................21

3.        REPRESENTATIONS AND WARRANTIES OF SELLER...........................21
     3.1  Existence..........................................................21
     3.2  Power; Authorization; Enforceable Obligations......................21
     3.3  Validity of Transactions, Etc......................................21
     3.4  Permits............................................................22
     3.5  Pipeline Transactions..............................................22
     3.6  Financial Statements...............................................22
     3.7  Absence of Undisclosed Liabilities.................................22
     3.8  Absence of Certain Changes.........................................22
     3.9  Contracts; Listings................................................23
     3.10 Tangible Personal Property.........................................23
     3.11 Real Property......................................................23
     3.12 Intellectual Property..............................................24
     3.13 Title to Purchased Assets, Etc.....................................25
     3.14 Tax and Other Returns and Reports..................................25
     3.15 Compliance with Law................................................25
     3.16 Conditions Affecting the DE Brokerage Business.....................25
     3.17 Employee Plans.....................................................25
     3.18 Insurance..........................................................26
     3.19 Litigation; Decrees................................................26
     3.20 Employees, Independent Contractors and Relations...................26
     3.21 No Third Party Options.............................................27
     3.22 Environmental Laws.................................................27
     3.23 FIRPTA.............................................................27
     3.24 Completeness of Disclosure.........................................28

4.        REPRESENTATIONS AND WARRANTIES OF BUYER............................28

     4.1 Existence..........................................................28
     4.2 Power and Authorization............................................28
     4.3 Validity of Transactions, Etc......................................28
     4.4 Buyer Financing....................................................28

5.       CONDUCT AND TRANSACTIONS PRIOR TO CLOSING..........................28
     5.1 Conduct of Business................................................28
     5.2 Certain Changes or Events..........................................29
     5.3 Access.............................................................29
     5.4 Notice of Transaction..............................................29
     5.5 HSR Act Compliance.................................................30
     5.6 Additional Agreements..............................................30
     5.7 Exclusivity........................................................30

6.       EMPLOYEES AND INDEPENDENT CONTRACTORS..............................30
     6.1 Designated Employees...............................................30
     6.2 Employee Costs and Payments to Independent Contractors.............30
     6.3 Post-Closing Benefits for Employees Generally......................31
     6.4 Confidentiality, Non-Competition Agreements........................31
     6.5 Employee and Independent Contractor Information....................31

7.       CLOSING............................................................31
     7.1 Closing Date.......................................................31
     7.2 Deliveries by Seller...............................................31
     7.3 Deliveries by Buyer................................................33
     7.4 Deliveries by Buyer and Seller.....................................33

8.       CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING.......................34
     8.1 Representations and Warranties.....................................34
     8.2 Performance........................................................34
     8.3 Compliance Certificate.............................................34
     8.4 Proceedings and Documents..........................................34
     8.5 Opinion of Seller's Counsel........................................34
     8.6 HSR; Licenses; Consents............................................34
     8.7 No Action or Proceeding............................................34
     8.8 No Material Adverse Effect.........................................34

9.       CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING......................35
     9.1 Representations and Warranties.....................................35
     9.2 Performance........................................................35
     9.3 Compliance Certificate.............................................35
     9.4 Proceedings and Documents..........................................35
     9.5 Opinion of Buyer's Counsel.........................................35
     9.6 HSR................................................................35
     9.7 No Action or Proceeding............................................35

10.      ADDITIONAL COVENANTS; POST-CLOSING MATTERS...........................35
     10.1  Further Assurances.................................................35
     10.2  Transition Period..................................................35
     10.3  Change of Name.....................................................36
     10.4  Public Disclosure..................................................36
     10.5  Access; Cooperation................................................36
     10.6  Audited Financial Statements.......................................37
     10.7  Payment of Excluded Liabilities....................................38
     10.8  Survival of Representations, Warranties, Covenants, Etc............38
     10.9  Pipeline Transactions..............................................38
     10.10 Rogers Employment Agreement........................................38
     10.11 Year 2000..........................................................38
     10.12 Work Station Wiring................................................39

11.      INDEMNIFICATION......................................................39
     11.1  Indemnification by Seller..........................................39
     11.2  Indemnification by Buyer...........................................39
     11.3  Procedure..........................................................40
     11.4  Payment of Indemnification Obligations.............................41
     11.5  Other Rights and Remedies Not Affected.............................41
     11.6  Indemnification Threshold for Certain Representations
             and Warranties...................................................41

12.      TERMINATION OF AGREEMENT.............................................42
     12.1  Events of Termination..............................................42
     12.2  Liquidated Damages; Specific Performance...........................42

13.      NOTICES..............................................................42

14.      MISCELLANEOUS........................................................43
     14.1  Entire Agreement...................................................43
     14.2  Amendments and Waivers.............................................43
     14.3  Successors and Assigns.............................................44
     14.4  Governing Law......................................................44
     14.5  Severability.......................................................44
     14.6  Captions; Number and Gender........................................44
     14.7  Counterparts.......................................................44
     14.8  Bulk Sales.........................................................44
     14.9  Transaction Taxes..................................................44
     14.10 Finders' Fees......................................................45
     14.11 Expenses...........................................................45
     14.12 Interest; Attorneys' Fees..........................................45
     14.13 Remedies...........................................................45
     14.14 Authority..........................................................45
     14.15 No Partnership, Etc................................................45
     14.16 No Presumption.....................................................45

15.      DEFINITIONS..........................................................46


Exhibits

Exhibit 7.2.1              Form of Bill of Sale
Exhibit 7.2.2(a)           Form of Assignment and Assumption of Lease
Exhibit 7.2.2(b)           Form of Estoppel Certificate (Assignment)
Exhibit 7.2.3              Form of Assignment of Management Agreement
Exhibit 7.4.1              Form of Amendment to Management Purchase Agreement
Exhibit 7.4.2(a)           Form of Sublease (575 Premises)
Exhibit 7.4.2(b)           Form of Sublease (all other Leased Premises)
Exhibit 7.4.2(c)           Form of Estoppel Certificate (Sublease)
Exhibit 7.4.2(d)           Form of Non-Disturbance Agreement (575 Premises)
Exhibit 7.4.3              Form of Transitional Services Agreement
Exhibit 7.4.4              Form of Trademark License Agreement
Exhibit 7.4.5              Form of Advertising Services Agreement
Exhibit 7.4.7              Form of License Agreement (767 Fifth Avenue)
Exhibit 7.4.8              Form of Non-Competition Agreement
Exhibit 7.4.9              Form of Phone Services Agreement
Exhibit 8.5                Form of Legal Opinion (Seller)
Exhibit 9.5                Form of Legal Opinion (Buyer)


Schedules

Schedule 1.1(b)            Equipment and Equipment Leases
Schedule 1.1(c)            Supplies
Schedule 1.1(d)            Permits
Schedule 1.1(g)            Contracts
Schedule 1.1(h)            Pipeline Transactions
Schedule 1.1(j)            Marks
Schedule 1.1(p)            Broker Loans
Schedule 2.5.1             Commission Receivables at 4/30/99
Schedule 2.8               Allocation Schedule
Schedule 3.3               Required Third Party Consents
Schedule 3.6               DE Financial Statements
Schedule 3.8               Certain Changes
Schedule 3.9(a)            Exclusive and General Real Estate Listings and
                            Exclusive Sales Representative Arrangements
Schedule 3.11              Leases
Schedule 3.12              Intellectual Property Rights
Schedule 3.13              Encumbrances
Schedule 3.17(a)           Employee Plans
Schedule 3.17(b)           Deferred Bonus Plan
Schedule 3.18              Insurance

Schedule 3.19              Litigation and Proceedings
Schedule 3.20(a)           Employees
Schedule 3.20(b)           Independent Contractors
Schedule 3.20(c)           Employment Agreements
Schedule 3.20(e)           Employee Accruals at 4/30/99
Schedule 6.1               Designated Employees
Schedule 6.4               Employee Confidentiality, Non-Competition, Etc.,
                           Agreements
Schedule 8.6               Third Party Consents to be Delivered at Closing

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement"), is entered into as of the 27th day of May, 1999, by and among Douglas Elliman, a New York general partnership ("Douglas Elliman"), Douglas Elliman, Inc., a Delaware corporation ("DEI"), and Douglas Elliman Insurance Brokerage Corp., a Delaware corporation ("DEIBC", and together with Douglas Elliman and DEI, "Seller"), and DE Acquisition, LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS:

         WHEREAS, Seller is engaged in the business of providing, in the DE Brokerage Area (as hereinafter defined), (i) Residential Real Estate Brokerage Services (as hereinafter defined), (ii) investment, professional and retail real estate sales and leasing brokerage services and (iii) with respect to the building at 790 Madison Avenue, New York, New York, property management services (collectively, the "DE Brokerage Business");

         WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, the DE Brokerage Business and substantially all of the assets, properties and business of the DE Brokerage Business, including, without limitation, those certain assets and rights of Seller described in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE.

     1.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, and to the accuracy of the representations and warranties herein contained, on the Closing Date (as hereinafter defined), Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, receive and accept, as they exist on the Closing Date, all of the DE Brokerage Business and goodwill of Seller and all of Seller's right, title and interest in or to the assets and properties owned by, leased to or otherwise used by Seller in connection with the DE Brokerage Business, whether tangible or intangible, and wherever located (the "Purchased Assets"), other than the Excluded Assets (as hereinafter defined); it being understood that the Purchased Assets include, and as of the Closing Date shall include, all of the assets necessary for the conduct by Buyer of the DE Brokerage Business as it is now and on the Closing Date shall be conducted by Seller. Without limiting the generality of the foregoing, the Purchased Assets shall include:

         (a) all rights and other assets constituting or generated by the DE Brokerage Business or used directly or indirectly in the conduct of the DE Brokerage Business or that are otherwise described in this Agreement as part of the Purchased Assets, including (i) all customer and client lists of the DE Brokerage Business, (ii) all exclusive and general real estate listings of the DE Brokerage Business and (iii) the exclusive right to seek to renew, extend or supersede any such listings ((ii) and (iii), collectively, the "Listings"), (iv) all publications of the DE Brokerage Business, including the "Treasury of Fine Homes" and "Folio of Fine Homes", and (v) any equity or other ownership interest in a corporation, partnership, limited liability company or other entity presently held directly in connection with the DE Brokerage Business;

(b) all furniture, furnishings, fixtures, machinery, equipment, computers and printers (and all connections, terminals, upgrades, replacements and modifications thereto), leasehold improvements, spare parts and goods owned or leased by Seller and used in the DE Brokerage Business, including, without limitation, (i) all artwork, photographs and memorabilia relating to the history and development of the DE Brokerage Business or its predecessors (other than personal photographs and personal memorabilia not relating to the DE Brokerage Business, but relating to or belonging to Seller's Principals and employees) and
(ii) all of Seller's right, title and interest in and to the AS 400 mainframe computer (the "AS 400"), the NYNEX Meridian telephone system (the "NYNEX System") and the agreement for telephone services (the "Phone Services") used in the operations of the DE Brokerage Business, and the personal property and the personal property leases listed on Schedule 1.1(b) hereto, together with an assignment by Seller to Buyer (without recourse) of all of Seller's right, title, and interest in all manufacturer's and vendor's warranties and any similar rights, if any, pertaining to such Purchased Assets (collectively, "Equipment");

         (c) all office and other supplies, sales promotion materials and any other inventory of the DE Brokerage Business, including those items listed on
Schedule 1.1(c) hereto (collectively, "Supplies");

         (d) except for those which are not transferable by law, all federal, state, local and other governmental licenses, permits, approvals, authorizations and rights necessary for or related to the conduct of the DE Brokerage Business as conducted on the Closing Date (collectively, "Permits"), including, without limitation, those listed on Schedule 1.1(d);

         (e) all of Seller's right, title and interest in and to any Seller or third party software (including licenses therefor, to the extent assignable), trade secrets, processes, know-how and confidential data (including data bases, reports and customer lists) used in or in connection with the DE Brokerage Business;

         (f) all causes of action or other rights of the DE Brokerage Business arising out of occurrences from and after the Effective Time, including, without limitation, all rights under express or implied warranties relating to the Purchased Assets;

         (g) all contracts, agreements (including agreements evidencing Broker Loans), personal property leases (including the personal property leases listed on Schedule 1.1(b) hereto), arrangements, understandings, commitments and other contractual obligations, whether written or oral, which relate to the DE Brokerage Business or its operations, other than the Leases (collectively, the "Contracts"), including, but not limited to, those Contracts listed or described in reasonable detail on Schedule 1.1(g) hereto;

         (h) all receivables and all other rights to receive real estate sales and leasing brokerage commissions, the proceeds thereof and contingent rights relating thereto of the DE Brokerage Business (collectively, the "Pipeline Transactions"), including, without limitation, the Pipeline Transactions listed on Schedule 1.1(h) hereto, but not including Commission Receivables (as hereinafter defined). Pipeline Transactions shall also include all rights to Lease Renewal Commissions, subject to Buyer's obligation to remit a portion of the Lease Renewal Commissions to Seller in accordance with Section 2.6 hereof;

         (i) all prepaid expenses relating to the DE Brokerage Business, including, but not limited to, prepaid rents, subscriptions, licenses, and advertising and promotional materials, all utility deposits, and all cash security deposits (plus any interest thereon) with respect to Assigned Leases (as hereinafter defined);

         (j) all of Seller's right, title and interest in and ownership of the copyrights (registered or not), trademarks (registered or not), common law marks, service marks, rights of publicity, trade names, logos, trade secrets, technical information, confidential information, proprietary rights, know-how, designs, patents, inventions, copyright applications, trademark applications and computer software (all of which computer software is listed on Schedule 1.1(j)), customer lists, marketing and promotional material and other information, data (including, without limitation, computer data, in source and object code format), processes, technology, computer-software licenses, Internet domains (including, without limitation, the domain name registration, the Internet address, underlying software applications and content of all Web pages owned, leased or otherwise used by Seller) and other proprietary rights owned or licensed by Seller and used primarily in, or otherwise necessary to the conduct of, the DE Brokerage Business and all improvements or changes made to any of the above, now or previously used or conceived by or in connection with the DE Brokerage Business or related thereto (including registrations and applications for registration of any of the above), including, without limitation, all of Seller's rights in or ownership of the trademarks, trade names, service marks and/or personal names set forth on Schedule 1.1(j) and all goodwill associated with any of the above, including but not limited to uses authorized, sponsored or endorsed by or affiliated with the DE Brokerage Business (collectively, the "Intellectual Property Rights");

         (k) all of Seller's right, title and interest in and to and ownership of websites, domain name registrations, the content incorporated in any Internet Web site owned, leased or used by Seller, regardless of the form or manifestation of such content, Internet linking, advertising or preferential placement rights and interest and Internet addresses now or previously used in connection with the DE Brokerage Business, including the "Douglas Elliman Online" websites identified as www.douglaselliman.com and www.elliman.com, and any and all computer servers, equipment, software or rights arising under third-party agreements (including hosting agreements with internet service providers) necessary to maintain and operate such websites as currently maintained and operated;

         (l) all of Seller's right, title and interest in and to all software (in source and object code format) required to operate and make modifications to the broker accounting, commission and accounts receivable system and any and all listing systems, including multiple listing systems, utilized by the DE Brokerage Business;

         (m) all of Seller's records, files, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, marketing and promotional materials, brochures, books, documents and other data relating to the Purchased Assets and the DE Brokerage Business, and all personnel records and payroll records for Designated Employees (as hereinafter defined), or copies thereof (collectively, "Books and Records");

         (n) all right, title and interest of Seller in and to all telephone and facsimile numbers and e-mail addresses used in the DE Brokerage Business, and all keys (including master keys) and lock combinations;

         (o) the tenant's leasehold interest in the Leases that in accordance with Sections 1.3 and 1.4 are to be assigned to Buyer; and

         (p) all broker and employee loans receivable from Designated Employees relating to the DE Brokerage Business ("Broker Loans") (with respect to which Seller represents to Buyer that Schedule 1.1(p) lists all such loans existing at the date hereof), subject to adjustment in accordance with Section 2.1.2.

     1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is understood that Seller is not selling and Buyer is not purchasing:
(i) any assets of Seller not related to the DE Brokerage Business, including, without limitation, (A) the outstanding capital stock of or other equity interests in DEI, DEIBC or any of their respective Affiliates, and (B) any businesses other than the DE Brokerage Business operated by or affiliated with Seller, including Douglas Elliman Commercial and Douglas Elliman Beitler (collectively, the "DE Commercial Business"), Douglas Elliman Realty Investors, and Douglas Elliman Canada, and all assets of Seller exclusively relating thereto; (ii) the Commission Receivables (as provided in Section 2.5); (iii) any tort claims or contract claims relating to Commission Receivables; (iv) the VAX mainframe computer together with two server/storage cabinets and Integrated Business System Software thereon located at 575 Madison Avenue, New York, New York; and (v) the telephone and facsimile numbers presently used by Seller's Principals and employees of the DE Commercial Business located on the 3rd floor at 575 Madison Avenue, New York, New York (but only to the extent that such retention by Seller does not interfere with Buyer's ability to continue the use of the telephone and facsimile numbers transferred to Buyer as part of the Purchased Assets) (collectively, the "Excluded Assets").

     1.3 Third Party Consents. Notwithstanding any other provision of this Agreement, to the extent that Seller's rights under or with respect to any Contract, Lease, Listing, Permit or other asset to be assigned or transferred to or sublet by Buyer may not be so assigned or transferred or sublet without the consent or other approval of another Person which consent or other approval has not been obtained, this Agreement shall not constitute an assignment or agreement to assign such asset if an attempted assignment or agreement to assign such asset would constitute a breach or be unlawful, and Seller shall use its commercially reasonable efforts to obtain any such consent or other approval promptly; Seller's obligation to seek to obtain such consent or other approval, to the extent Buyer may so request, shall continue after the Closing. If any such consent or other approval shall not be obtained or if any attempted assignment would be ineffective or would materially impair Buyer's rights under the instrument in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the instrument, shall act as Buyer's agent in order to obtain for it the benefits pursuant thereto and shall cooperate, to the maximum extent permitted by law and the instrument, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer; provided that Seller's agreement to act as agent for Buyer pursuant to this sentence shall not require Seller to expend any sum or commence any action or proceeding unless Buyer shall so request, in which case Buyer shall pay or reimburse Seller for any such sum or the cost of such action or proceeding.

     1.4 Leases. Seller shall transfer to Buyer its rights to and occupancy of each of the Leased Premises either by assigning to Buyer all of its right, title and interest in and to the related Lease or by subletting such Leased Premises to Buyer, as indicated with respect to each Leased Premises on Schedule 3.11 hereto. All Leases that are actually assigned to Buyer pursuant to this Agreement are referred to herein as "Assigned Leases." With respect to Assigned Leases, (i) Buyer shall reimburse Seller at the Closing for the amount of any unapplied cash security (including any interest accrued thereon for the benefit of Seller) deposited by Seller thereunder, provided the tenant's right to such security deposit (and interest thereon) is assigned by Seller to Buyer together with the assignment to Buyer of such Assigned Lease, and (ii) if a letter of credit has been furnished by Seller as a security deposit thereunder, Buyer shall promptly after the Closing arrange to substitute its own letter of credit in order to permit Seller to obtain the return of Seller's letter of credit.

2. PURCHASE PRICE.

     2.1 Amount and Payment.

       2.1.1 Amount. The purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of (a) Sixty-Five Million Two Hundred Nine Thousand Seven Hundred dollars ($65,209,700) (the "Cash Payment"), and (b) the Contingent Payments (as hereinafter defined).

       2.1.2 Adjustments.

         (a) The Cash Payment of the Purchase Price shall be adjusted by: (i) increasing the Cash Payment by an amount equal to interest thereon at the rate of seven percent (7%) per annum for the period from the Effective Time through the Closing Time; (ii) decreasing the Cash Payment by an amount equal to the Net Receipts (as hereinafter defined); (iii) increasing the Cash Payment by an amount equal to the Net Disbursements (as hereinafter defined); (iv) decreasing the Cash Payment by an amount equal to the Vacation Accrual Adjustment (as hereinafter defined); and (v) increasing the Cash Payment by the amount of Broker Loans at the Closing Time. The Cash Payment, as adjusted pursuant to this
Section 2.1.2, is referred to herein as the "Adjusted Cash Payment."

         (b) Certain Definitions. For purposes hereof:

              (i) "Vacation Accrual Adjustment" shall mean the amount (together with related payroll taxes and benefits) of accrued vacation payable to Designated Employees as of the Effective Time for the current fiscal year of the DE Brokerage Business.

              (ii) "Receipts" and "Disbursements" shall mean receipts and disbursements, with respect to revenues and expenses and other expenditures (subject to the provisions of Section 2.4) incurred in the ordinary course of business and not prohibited by this Agreement, of the DE Brokerage Business attributable to the Interim Period, provided that (x) Broker Loans made in accordance with this Agreement or repaid shall not be included in "Receipts" or "Disbursements", respectively, (y) any disbursements and expenditures made with respect to Excluded Liabilities shall not be included in "Disbursements" and any receipts or revenues with respect to Excluded Assets shall not be included in "Receipts" and (z) the Special Bonus shall not be included in "Disbursements".

              (iii) "Net Receipts" shall mean the excess, if any, of Receipts over Disbursements as of the Closing Time.

              (iv) "Net Disbursements" shall mean the excess, if any, of
                   Disbursements over Receipts as of the Closing Time.

         (c) Procedures.

              (i) Within sixty (60) days after the Closing, Seller shall deliver to Buyer a statement, detailing, as of the Closing Date, (A) the Net Receipts or Net Disbursements, as applicable, (B) the Vacation Accrual Adjustment, and (C) the amount of Broker Loans at the Closing Time, such statement to contain the basis for, and calculation of, each of such items (the "Adjustment Statement"). The Adjustment Statement shall include the report of Seller's auditors with respect to such items, and all related work papers. Within thirty (30) days after receipt of the Adjustment Statement, if Buyer disputes the calculation of any such item, Buyer shall deliver to Seller a written statement describing the objections of Buyer, which objections shall set forth Buyer's basis for dispute in reasonable detail. If Buyer does not raise any objections within such thirty (30) day period or if Buyer notifies Seller in writing that Buyer accepts Seller's determination of such items, Seller's determination of the Net Receipts or Net Disbursements, as applicable, the Vacation Accrual Adjustment and Broker Loans shall become final and binding upon the parties. If Buyer raises objections to Seller's determination as provided above, then Buyer and Seller shall attempt in good faith to resolve such dispute. If a final resolution is not obtained within thirty
                   (30) days after Buyer shall have submitted its objections to Seller as provided above, such matter shall be a Disputed Matter and may be submitted to arbitration in accordance with
                   Section 2.7.

              (ii) Within ten (10) days after the determination of the Net
                   Receipts or Net Disbursements, as applicable, the Vacation Accrual Adjustment and Broker Loans becomes final and binding, Buyer shall pay Seller, or Seller shall pay Buyer, as the case may be, the amount of the difference between the Cash Payment and the Adjusted Cash Payment, together with interest on such amount at the rate of seven percent (7%) per annum for the period between the Closing Time and the date of such payment. If such payment is due from Seller to Buyer and is not made within such 10-day period then, at Buyer's option, Buyer may treat all or any portion of such payment as a Commission Payable or apply payments with respect to the Contingent Payments otherwise due Seller to the satisfaction thereof.

       2.1.3 Payments.

         (a) All payments on account of the Purchase Price or otherwise pursuant to this Article 2 (other than Sections 2.5 and 2.6) shall be paid by wire transfer of immediately available funds to an account or accounts of the receiving party at a bank or banks specified by the receiving party in writing at least three business days prior to the Closing or such other date on which such payment is to be made, or, if no such notice is given, by official bank or certified check of a bank which is a member of the New York Clearinghouse Association.

         (b) Buyer shall pay the Cash Payment to Seller in the following manner:

              (i) the sum of $30,000,000 (the "Initial Payment"), by paying such amount to a bank or trust company mutually approved by Seller and

                   Buyer (the "Escrow Agent") on or before June 8, 1999, such amount to be held in escrow and paid to Seller on the Closing Date in accordance with the terms of a mutually acceptable escrow agreement (which agreement shall provide for placing such monies in an interest-bearing account with interest accruing for the account of Buyer) to be entered into among Seller, Buyer and the Escrow Agent; and

              (ii) the sum of $35,209,700 on the Closing Date.

         (c) In the event of a failure to close the Transactions due to any breach by Seller hereunder, Seller shall pay Buyer interest on the $30,000,000 amount placed in escrow pursuant to (b)(i) above, from the date placed in escrow through the date released to Buyer, at a rate equal to Buyer's cost of borrowing (not to exceed LIBOR (90-day) plus two (2%) percent), less any interest payable to Buyer under the escrow agreement up to the date of release.

         (d) The difference between the Cash Payment and the Adjusted Cash Payment shall be determined and paid in accordance with Section 2.1.2(c).

     2.2 Contingent Payments.

       2.2.1 Entitlement.

         (a) In addition to the Cash Payment, Buyer shall pay Seller in accordance with the terms of this Section 2.2, with respect to each Post-Closing Annual Period (as hereinafter defined), the following amounts (each, a "Contingent Payment" and collectively, "Contingent Payments"):

              (i) if the Qualified Revenue (as hereinafter defined) exceeds $78,500,000, the sum of $15,000 for each $100,000 of
                   Qualified Revenue in excess of $78,500,000, up to a maximum payment under this clause (i) of $300,000; and

              (ii) if the Qualified Revenue exceeds $80,500,000, the sum of
                   $35,000 for each $100,000 of Qualified Revenue in excess of $80,500,000, up to a maximum payment under this clause (ii) of $700,000; and

              (iii) if the Qualified Revenue exceeds $82,500,000, the sum of
                   $50,000 for each $100,000 of Qualified Revenue in excess of $82,500,000, up to a maximum payment under this clause (iii) of $1,000,000.

         (b) As used herein, a "Post-Closing Annual Period" shall mean each of the first five (5) twelve-month periods commencing with the period June 1, 1999 through May 31, 2000.

         (c) In no event shall the total Contingent Payments aggregate more than $2,000,000 for any one Post-Closing Annual Period or more than $10,000,000 for all five (5) Post-Closing Annual Periods. There shall be no carryover of Qualified Revenue from any one Post-Closing Annual Period to any other Post-Closing Annual Period.

         (d) Notwithstanding anything to the contrary contained herein, Buyer shall not be required to pay the first $500,000 of Contingent Payments becoming due hereunder.

         (e) Notwithstanding anything to the contrary contained in this agreement, if for any reason the Audited Financials (as such term is defined, and subject to modification as set forth in, Section 10.6 hereof) are not completed by the date that is sixty (60) days after the Closing Date, Buyer shall have no obligation to pay any Contingent Payment.

       2.2.2 Procedures.

         (a) For each Post-Closing Annual Period, Buyer shall provide to Seller, within seventy-five (75) days following the end of such Post-Closing Annual Period, a statement from an appropriate representative of Buyer, such statement to contain the basis for, and a calculation of, Qualified Revenue for such Post-Closing Annual Period (a "Qualified Revenue Statement"). Within thirty (30) days after receipt of the

Qualified Revenue Statement, if Seller disputes the calculation of Qualified Revenue for the applicable Post-Closing Annual Period, Seller shall deliver to Buyer a written statement describing the objections of Seller, which objections shall set forth Seller's basis for dispute in reasonable detail. If Seller does not raise any objections within such thirty (30) day period or if Seller notifies Buyer in writing that Seller accepts its determination of such Qualified Revenue, Buyer's determination of the Qualified Revenue shall become final and binding upon the parties. If Seller raises objections to Buyer's determination as provided above, then Seller and Buyer shall attempt in good faith to resolve such dispute. If a final resolution is not obtained within thirty (30) days after Seller shall have submitted its objections to Buyer as provided above, such matter shall be a Disputed Matter and may be submitted to arbitration in accordance with Section 2.7.

         (b) Any Contingent Payment that is due to Seller shall be made within ten (10) days following the date on which the determination of Qualified Revenue for the applicable Post-Closing Annual Period becomes final and binding.

         (c) In addition to the Qualified Revenue Statement, Buyer shall provide Seller, within forty-five (45) days following the end of the first six (6) months of each Post-Closing Annual Period, a statement showing Buyer's estimate of the Qualified Revenues for such six-month period. Such statement need not be prepared in accordance with GAAP. Such statement shall be for informational purposes only, and Buyer shall not be liable to Seller in the event the Qualified Revenue Statement provided at the end of the Post-Closing Annual Period does not reflect Buyer's estimate of Qualified Revenue set forth in such statement.

       2.2.3 Qualified Revenue.

         (a) As used herein, the term "Qualified Revenue" shall mean the amount of revenues accrued by Buyer or an Affiliate of Buyer during an applicable Post-Closing Annual Period in accordance with GAAP, consistently applied, that is earned by or credited to: (i) any DE Broker whose home office is located within the DE Brokerage Area, with respect to any property wherever located;
(ii) a Closing DE Broker whose home office is located within the Expanded DE Brokerage Area, with respect to any property wherever located; (iii) any DE Broker with respect to a property located in the DE Brokerage Area for which the DE Brokerage Business has a listing; (iv) an internet-based or other electronic brokerage system operated by the DE Brokerage Business with respect to a property located in the DE Brokerage Area; and (v) property management services with respect to the building located at 790 Madison Avenue, New York, New York, (collectively, the "Services"); provided, however, that:

         (A) Qualified Revenue shall be reduced by the amount of bad debt expense related to Qualified Revenue recorded with respect to the applicable Post-Closing Annual Period in accordance with GAAP, consistently applied (provided that if such bad debt is subsequently collected, such amount shall be included in Qualified Revenue for the originally applicable Post-Closing Annual Period and the Contingent Payment shall be adjusted retroactively);

         (B) to the extent revenue arising from a transaction is otherwise included as Qualified Revenue, Qualified Revenue shall not include the amount of any fee split applicable to such transaction and the amount of bona fide earned brokerage fees and commissions payable to Persons unaffiliated with Buyer, to the extent such brokerage fees and commissions were incurred directly in connection with the transaction from which the included amount of Qualified Revenue arose;

         (C) to the extent otherwise included in Qualified Revenue, the amount of any commissions generated by the on-site sales-force of Buyer or its Affiliate from the sale of cooperative or condominium units in West Village Houses, New York City;

         (D) to the extent revenues of a Buyer Subsequent Acquiree are otherwise included as Qualified Revenue, for each Post-Closing Annual Period during which a Buyer Subsequent Acquiree is acquired and for any Post-Closing Annual Period thereafter, Qualified Revenue shall not include an amount equal to the lesser of (x) all revenues for Services earned by (or attributable to) a Buyer Subsequent Acquiree during the twelve-month period preceding the Subsequent Acquiree Acquisition Date and (y) seventy-five percent (75%) of the present value (discounted at the rate of seven percent (7%) per annum) of consideration paid or payable by Buyer or an Affiliate of Buyer for Buyer Subsequent Acquiree, in the case of either (x) or (y) multiplied by a fraction the numerator of which is the number of days remaining in each Post-Closing Annual Period following the Subsequent Acquiree Acquisition Date and the denominator of which is 365 (or 366 in the case of a leap year);

         (E) to the extent revenues are otherwise included as Qualified Revenue, if Buyer Subsequent Acquiree or the Affiliate of Buyer that acquires Buyer Subsequent Acquiree is not 100% directly or indirectly owned by Insignia Financial Group, Inc. ("IFG"), then Qualified Revenue shall not include the percentage of such Qualified Revenue that is not owned, directly or indirectly, by IFG or employees of IFG or its Affiliates. Buyer agrees that it will not, at any time prior to the expiration of the final Post-Closing Annual Period, without Seller's consent, enter into a joint venture or similar arrangement with a third party in connection with the acquisition of Buyer Subsequent Acquiree, pursuant to which (x) Buyer and its employees hold less than a 100% interest and (y) such venture or similar arrangement is coupled with marketing services or any other agreements with Buyer (or an Affiliate) that result in the realization by Buyer of economic benefits exceeding those which would otherwise accrue to Buyer as a result of Buyer participating in such joint venture or similar arrangement on a pro rata basis with such third party.

         (F) in the event Buyer elects to consolidate either or both of professional real estate sales and leasing brokerage services ("Professional Services") and/or retail real estate sales and leasing brokerage services ("Retail Services") operating under the "Douglas Elliman" name within the DE Brokerage Area with any other division or line of business of Insignia/ESG, Inc. or its affiliates ("I/ESG"), then Qualified Revenue shall not include revenue, from the date of such consolidation, from Professional Services and/or Retail Services, as applicable, but shall include the greater of (x) $1,000,000 if Professional Services are so consolidated, $1,000,000 if Retail Services are so consolidated, and $2,000,000 if both such Services are so consolidated and
     (y) the revenues for such portion of the Services during the twelve-month period preceding the date of such consolidation, in the case of either (x) or (y) multiplied by a fraction the numerator of which is the number of days remaining in each Post-Closing Annual Period following the date of such election and the denominator of which is 365 (or 366 in the case of a leap year);

         (G) in the case of revenues from commissions earned with respect to a property located outside the DE Brokerage Area for which an Affiliate of IFG (other than Buyer or its successors and assigns with respect to the DE Brokerage Business) has an exclusive listing, Qualified Revenue shall not include such revenues;

         (H) Lease Renewal Commissions shall not be included in Qualified Revenue; and

         (I) in the event Buyer sells a Branch Office of the DE Brokerage Business then, notwithstanding such sale, from and after the date of such sale, Qualified Revenue shall include the revenues attributable to such Branch Office during the twelve-month period preceding the date of such sale, multiplied by a fraction, the numerator of which is the number of days remaining in each Post-Closing Annual Period following the date of such sale and the denominator of which is 365 (or 366 in the case of a leap year). As used herein, "Branch Office" shall mean, exclusively, the offices of the DE Brokerage Business at (i) Basking Ridge, New Jersey, (ii) Greenwich, Connecticut, (iii) Port Washington, New York, (iv) Locust Valley, New York, and (v) Manhasset, New York. The foregoing adjustment shall not be made with respect to any Branch Office that is closed by Buyer.

         (b) As used herein, a "DE Broker" shall mean any employee or independent contractor of the DE Brokerage Business offering (x) Residential Real Estate Brokerage Services or (y) investment, professional and retail real estate sales and leasing brokerage services operating under the "Douglas Elliman" name.

         (c) As used herein, a "Buyer Subsequent Acquiree" shall mean (i) a Person that is engaged in the rendering of services that, if performed by the DE Brokerage Business, would be Services hereunder, or (ii) a division or line of business of a Person that is engaged in the rendering of services that, if performed by the DE Brokerage Business, would be Services hereunder or (iii) a contract providing for the rendering of services that, if performed by the DE Brokerage Business, would be Services, that is acquired by Buyer or an Affiliate of Buyer subsequent to the date of this Agreement; and a "Subsequent Acquiree Acquisition Date" shall mean the closing date of the transaction in which Buyer or an Affiliate of Buyer acquires a Buyer Subsequent Acquiree.

         (d) Buyer agrees that it will not, at any time prior to the expiration of the final Post-Closing Annual Period, re-assign any Designated Employee that is a DE Broker (a "Closing DE Broker") to another division or line of business of Buyer or an Affiliate of Buyer without Seller's consent (and in the event of receipt of such consent, such person shall not be considered a Closing DE Broker for purposes of subparagraph (a) above), unless all revenues accrued by Buyer or an Affiliate of Buyer that are earned by or credited to such person with respect to any property located within the Expanded DE Brokerage Area are included in Qualified Revenue.

         (e) Buyer shall use reasonable efforts to operate the DE Brokerage Business in a commercially reasonable manner making good faith efforts to generate Qualified Revenue. Notwithstanding anything seemingly to the contrary contained in this Agreement, Buyer and its Affiliates shall have the right to decline, reject or allocate any business made available to any of such entities and to allocate revenues resulting from such business provided those entities act in good faith in any such decision, such decision is based upon reasonably prudent business standards followed within the real estate brokerage industry generally not inconsistent with Buyer's corporate plans and strategies, and such decision is not based upon an attempt to reduce Qualified Revenue. Buyer shall not, directly or indirectly, delay the closing of any transaction where the DE Brokerage Business will have rights to receive real estate brokerage commissions includable in Qualified Revenues with respect to any Post-Closing Annual Period other than in the ordinary course of business without intention to decrease Qualified Revenue.

     2.3 Liabilities.

       2.3.1 Assumed Liabilities. Buyer hereby agrees that from and after the Closing Time it will assume and agree to pay, perform and discharge the following liabilities and obligations of the DE Brokerage Business: (i) all obligations which are required to be performed and fulfilled and which relate to the period from and after the Effective Time under (x) the Contracts assigned to Buyer pursuant to Section 1.1(g) hereof, except as provided in the immediately following sentence, and (y) the Assigned Leases, (ii) accrued vacation payable to Designated Employees at the Effective Time, but only to the extent of the Vacation Accrual Adjustment, (iii) obligations existing at the Effective Time under the Deferred Bonus Plan to the extent provided in Section 2.3.3 and (iv) the Current Bonuses to the extent provided in Section 2.3.4 (collectively, the "Assumed Liabilities"). Notwithstanding anything to the contrary contained herein, Buyer shall not be obligated to assume any obligations under any Contract which is not listed or described in reasonable detail on Schedule 1.1(g).

       2.3.2 Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be liable for, any Liabilities or other obligations of Seller of any nature whatsoever pertaining to the Purchased Assets or the DE Brokerage Business, other than as expressly provided in Section 2.3.1 hereof. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Seller (collectively, the "Excluded Liabilities"). Neither Buyer, nor any Affiliate of Buyer, assumes or shall assume, and Seller shall indemnify and hold harmless Buyer and Buyer's Affiliates against, any of the Excluded Liabilities. Without limiting the generality of the foregoing, the following are liabilities or obligations of Seller: (i) any and all taxes or withholdings levied by or owing to any foreign, federal, state or local taxing authority with respect to the ownership or use of the Purchased Assets or the conduct of the DE Brokerage Business prior to the Effective Time; (ii) any liabilities or obligations related to the Excluded Assets; (iii) any lawsuits, claims and other liabilities or obligations arising in connection with all actions, suits, claims, investigations or proceedings (A) arising out of or related to occurrences or the ownership of the Purchased Assets prior to the Effective Time or (B) arising between the Effective Time and the Closing Time, but only to the extent arising out of or related to intentional misconduct, negligence, gross negligence or acts or omissions in violation of law or the terms of this Agreement; (iv) all liabilities or obligations relating to the employment, failure to employ or termination of employment of any individual with respect to the DE Brokerage Business prior to the Effective Time or relating to or under any Employee Plan (excluding, however, the Deferred Bonus Plan to the extent provided in Section 2.3.3 and the Current Bonuses to the extent provided in Section 2.3.4) of the DE Brokerage Business existing prior to the Effective Time (except as expressly provided in Section 2.3.1) that arises prior to the Effective Time;
(v) any liabilities or obligations for property damage and injuries to persons or attributable to events occurring during the use or occupancy of the Leased Premises (A) prior to the Effective Time or (B) arising between the Effective Time and the Closing Time, but only to the extent arising out of or related to intentional misconduct, negligence, gross negligence or acts or omissions in violation of law or the terms of this Agreement; (vi) any indebtedness for borrowed money or otherwise; and (vii) any additional payments, contingent or otherwise, due in connection with any acquisitions by Seller of assets or businesses or interests therein.

       2.3.3 Deferred Bonus Plan.

         (a) Subject to the provisions of Section 2.3.3(b), at the Closing Time Buyer shall assume Seller's obligation to pay all deferred bonuses granted as of the Effective Time to Designated Employees pursuant to the Deferred Bonus Plan, but only with respect to the period through the Effective Time (the "Assumed Deferred Bonuses"), provided that Buyer shall assume the payment of such deferred bonuses only to the extent same are vested and otherwise payable in accordance with the terms and conditions of the Deferred Bonus Plan. Nothing contained herein shall require Buyer to pay, or prohibit Buyer from paying, the Assumed Deferred Bonuses prior to the date same are payable in accordance with the Deferred Bonus Plan. Seller covenants and agrees that it will make an additional $125,000 grant under the Deferred Bonus Plan (the "Special Bonus") prior to the Closing Time.

         (b) Within thirty (30) days following May 31, 2004, the parties shall determine the amount of the Assumed Deferred Bonuses that are vested and the payment dates thereof, and based thereon, shall calculate the present value, as of May 31, 2004, of the Assumed Deferred Bonus (assuming that all such Bonuses will become fully vested with respect to a Designated Employee if such Designated Employee is employed as of May 31, 2004) required to be paid by Buyer pursuant to the Deferred Bonus Plan, using a discount rate equal to the 10-year U.S. Treasury rate as published in The Wall Street Journal's Government Bonds and Notes Section, plus 2.5%, at May 31, 2004 (or the preceding business day, if such day is not a business day) (the "Present Value"). Within ten (10) days following the end of such 30-day period, Seller shall pay to Buyer, in cash, the amount equal to the Present Value, upon which Buyer shall be fully responsible for payment of the Assumed Deferred Bonuses in accordance with the Deferred Bonus Plan. If Seller fails to pay the Present Value within such 10-day period then, at Buyer's option, Buyer may apply payments with respect to the Contingent Payments otherwise due Seller to the satisfaction thereof. Within thirty (30) days after January 1, 2006, the Present Value shall be recalculated based on the amount of the Assumed Deferred Bonuses that actually are vested, and if such recalculated Present Value shall be less than the originally calculated Present Value, Buyer shall refund the difference to Seller, together with interest thereon from the date paid at the rate of seven percent (7%) per annum. If the parties are unable to agree on any matter concerning such calculation, such matters shall be a Disputed Matter and may be submitted to arbitration in accordance with Section 2.7.

       2.3.4 Current Bonuses.

         (a) Subject to the provisions of this Section 2.3.4, at the Closing Time Buyer shall assume Seller's obligation to pay annual bonuses (together with related payroll taxes and benefits) to employees or independent contractors of the DE Brokerage Business with respect to the portion of the current fiscal year ending at the Effective Time ("Current Bonuses"), provided that nothing herein shall require Buyer to pay such bonuses, or to pay such bonuses in any particular sum or to any particular employees or independent contractors of the DE Brokerage Business.

         (b) Seller shall pay Buyer, within ten (10) days after Buyer's request therefor certifying the amount of the Current Bonuses that Buyer has paid to employees or independent contractors engaged in the day-to-day operation of the DE Brokerage Business, the actual amount so paid by Buyer (the "Bonuses Paid") provided that Seller's maximum obligation under this Section 2.3.4 shall not exceed an amount which shall be determined by multiplying the Bonuses Paid by the Ratio (as hereinafter defined), provided, further, that such amount shall not exceed $600,000 multiplied by the Ratio (the "Maximum Bonus Contribution"). For purposes hereof, the "Ratio" shall mean a fraction, the numerator of which is the gross revenues of the DE Brokerage Business for the current fiscal year as shown on an income statement of the DE Brokerage Business prepared for the period January 1, 1999 through the Effective Time by Seller's regular auditors in accordance with GAAP, consistently applied, and the denominator of which is $84,721,825. If the parties are unable to agree on the amount of the Maximum Bonus Contribution, such matter shall be a Disputed Matter and may be submitted to arbitration in accordance with Section 2.7.

         (c) To secure Seller's obligation to pay Buyer the Current Bonuses (up to the Maximum Bonus Contribution), Seller shall deliver to Buyer on the Closing Date a clean, irrevocable unconditional letter of credit in form and substance satisfactory to Buyer, in the amount of $300,000 issued by, drawn on and payable directly by a bank which is a member of the New York Clearinghouse Association, for the account of Buyer, for a term expiring not sooner than April 30, 2000 (the "Letter of Credit"). If a payment that is due from Seller to Buyer pursuant to this Section 2.3.4 is not paid within the 10-day period set forth above, Buyer may (i) present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof, as the case may be, toward the satisfaction of such payment and (ii) if the proceeds of the Letter of Credit are not sufficient to satisfy such payment, may treat all or any portion of such payment as a Commission Payable or apply payments with respect to the Contingent Payments otherwise due Seller to the satisfaction thereof. Upon payment of all of Seller's obligations pursuant to this Section 2.3.4, Buyer shall return the Letter of Credit to Seller. Seller shall have no further obligation to reimburse Buyer for Current Bonuses pursuant to this Section 2.3.4 after June 30, 2000, except with respect to notices given by Buyer hereunder prior to such date.

     2.4 Interim Period. For the period between the Effective Time and the Closing Time (the "Interim Period"), Seller shall manage the DE Brokerage Business on behalf of and for the account of Buyer (provided the Closing shall occur). Seller shall manage the DE Brokerage Business, including but not limited to the collection of revenues and payment of expenses and other expenditures, in good faith and in the ordinary course of business, except as otherwise provided in this Agreement. Seller shall not, directly or indirectly, take any action so as to reduce Receipts or increase Disbursements to an amount less or greater than they would be in the absence of this Agreement. For purposes of the foregoing, the aggregate of Disbursements paid or expenses accrued with respect to (i) general and administrative expenses and (ii) compensation to Alan Rogers paid during or with respect to the Interim Period shall not exceed $1,150,000, multiplied by a fraction, the numerator of which is the number of days in the Interim Period and the denominator of which is 365.

     2.5 Commission Receivables and Commission Payables.

       2.5.1 Definitions.  For purposes hereof:

         (a) "Commission Payables" shall mean (i) commissions and obligations to brokers and to any other Person that are properly payable in accordance with the ordinary course of business of the DE Brokerage Business from proceeds of Commission Receivables and (ii) reasonable expenses and costs of collection and settlement payable to a third party incurred in connection with Commission Receivables.

         (b) "Commission Receivables" shall mean all receivables of the DE Brokerage Business in existence as of the Effective Time, as reflected on the Closing Date Statement, which have been earned in accordance with GAAP, except that (i) a receivable arising from a sale of property shall be treated as a Commission Receivable only if the closing of the sale and transfer of title occur prior to the Effective Time; and (ii) a receivable arising from a lease of property shall be treated as a Commission Receivable only if the applicable lease agreement has been fully executed by all parties prior to the Effective Time and if the commission related thereto is earned prior to the Effective Time (excepting only if part of a commission is paid prior to the Effective Time but payment of a remaining portion thereof is contingent on the future payment of rent by the tenant, in which case the remaining portion of the commission as and when paid after the Effective Time shall be treated as a Commission Receivable), but in no event shall Lease Renewal Commissions be treated as a Commission Receivable. Schedule 2.5.1 sets forth a list provided by Seller of all Commission Receivables as of April 30, 1999.

       2.5.2 Procedures. Within thirty (30) days after the Closing, Seller shall prepare and deliver to Buyer a statement detailing, as of the Effective Time, the Commission Receivables and the Commission Payables (the "Closing Date Statement"). Within thirty (30) days after receipt of the Closing Date Statement, if Buyer disputes the calculation of any such item, Buyer shall deliver to Seller a written statement describing the objections of Buyer, which objections shall set forth Buyer's basis for dispute in reasonable detail. If Buyer does not raise any objections within such thirty (30) day period or if Buyer notifies Seller in writing that Buyer accepts Seller's determination of such items, Seller's determination of the items contained in the Closing Date Statement shall become final and binding upon the parties. If Buyer raises objections to Seller's determination as provided above, then Buyer and Seller shall attempt in good faith to resolve such dispute. If a final resolution is not obtained within thirty (30) days after Buyer shall have submitted its objections to Seller as provided above, such matter shall be a Disputed Matter and may be submitted to arbitration in accordance with Section 2.7.

       2.5.3 Collections and Payments. Buyer agrees to collect, on behalf of Seller, using commercially reasonable efforts, the Commission Receivables and to pay, on behalf of Seller, solely from the collection of Commission Receivables, the Commission Payables. Seller shall cooperate with Buyer in the collection of the Commission Receivables; provided, however, that Seller may not initiate litigation, settle or compromise any account or pursue a collection action in respect of a disputed Commission Receivable, without the written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Seller shall promptly remit to Buyer, for the purposes of netting Commission Receivables and Commission Payables, any proceeds of any of the Commission Receivables realized after the Closing by Seller. Buyer may not settle or compromise any Commission Receivables or any obligations, expenses or costs related, arising under, or otherwise payable in connection with the Commission Receivables, including, without limitation, costs of collection and commissions and obligations to brokers, without the consent of Seller, such consent not to be unreasonably withheld, delayed or conditioned. Buyer may, upon notice to Seller, decline to pursue collection of any Commission Receivables and, in that event, shall not pay the Commission Payables related thereto, but Buyer shall instead assign, without recourse, any right, title and interest in such Commission Receivables to Seller, and Seller may use its reasonable efforts to collect such Commission Receivables and shall be obligated to pay the Commission Payables related thereto. Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates harmless from and against any Tax liability incurred in connection with the collection, pursuant to this Section 2.5.3, by Buyer and Affiliates of the Commission Receivables and payment of the Commission Payables on behalf of Seller.

       2.5.4 Remittances. Buyer shall remit to an account designated by Seller the net proceeds realized from the Commission Receivables as and when collected by Buyer, or any Affiliate of Buyer, after the Effective Time pursuant to this
Section 2.5.4, after deduction for payment of the Commission Payables ("Net Proceeds of the Commission Receivables"). The first such payment shall be made on or before the fifteenth (15th) business day after the Closing Date Statement becomes final and binding, and shall thereafter be made on the tenth day of each month, through December 1999 and thereafter on the tenth day following the end of each calendar quarter (commencing April 10, 2000). Buyer shall deliver at the time of each remittance a report to Seller detailing the calculation of the amount of, and basis for, the payment. If the amount of Net Proceeds of the Commission Receivables available to be remitted is less than $5,000 as of the date of any scheduled remittance, Buyer may, upon written notice to Seller, combine such Net Proceeds of the Commission Receivables with subsequently received Net Proceeds of the Commission Receivables until the aggregate remaining as of the date of any scheduled remittance equals at least $5,000. In any event, Buyer shall remit any amounts of such retained Net Proceeds of the Commission Receivables no less frequently than annually. If the amount of remaining Commission Payables ever exceeds the amount of remaining Commission Receivables, Seller shall pay or discharge or cause to be paid or discharged the remaining unpaid Commission Payables within five (5) days after receipt of notice thereof. If Seller fails to timely pay or cause to be discharged any such obligations, Buyer may, but shall not be required to, apply payments with respect to the Contingent Payments otherwise due to Seller to the satisfaction of such obligations. In addition to the foregoing, Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates harmless from and against any liability for any such unpaid Commission Payables pursuant to this Section 2.5.4.

     2.6 Lease Renewal Commissions.

       2.6.1 Certain Definitions.  For purposes hereof:

         (a) "Lease Renewal Payables" shall mean (i) commissions and obligations to brokers and to any other Person that are properly payable in accordance with the ordinary course of business of the DE Brokerage Business from proceeds of Lease Renewal Commissions and (ii) reasonable expenses and costs of collection and settlement payable to a third party incurred in connection with Lease Renewal Commissions.

         (b) "Lease Renewal Commissions" shall mean commissions of the DE Brokerage Business earned after the Effective Time in connection with the exercise of lease options, lease renewals and lease expansions arising from leases existing prior to the Effective Time and the exercise of purchase options set forth in leases existing prior to the Effective Time and with respect to which the original leasing commission was earned by the DE Brokerage Business (or a predecessor) prior to the Effective Time.

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


       2.6.2 Collections and Payments. Following receipt by Buyer of a written notice form Seller stating that a Lease Renewal Commission is then due and payable, Buyer agrees to collect, on behalf of Seller, using commercially reasonable efforts, the Lease Renewal Commission and to pay, on behalf of Seller, solely from the collection of Lease Renewal Commissions, the Lease Renewal Payables. Seller shall cooperate with Buyer in the collection of the Lease Renewal Commissions; provided, however, that Seller may not initiate litigation, settle or compromise any account or pursue a collection action in respect of a disputed Lease Renewal Commissions, without the written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Seller shall promptly remit to Buyer, for the purposes of netting Lease Renewal Commissions and Lease Renewal Payables, any proceeds of any of the Lease Renewal Commissions realized after the Closing by Seller. Buyer may not settle or compromise any Lease Renewal Commissions or any obligations, expenses or costs related, arising under, or otherwise payable in connection with the Lease Renewal Commissions, including, without limitation, costs of collection and commissions and obligations to brokers, without the consent of Seller, such consent not to be unreasonably withheld, delayed or conditioned. Buyer may, upon notice to Seller, decline to pursue collection of any Lease Renewal Commissions and, in that event, shall not pay the Lease Renewal Payables related thereto, but Buyer shall instead assign, without recourse, any right, title and interest in such Lease Renewal Commissions to Seller, and Seller may use its reasonable efforts to collect such Lease Renewal Commissions and shall be obligated to pay the Lease Renewal Payables related thereto. Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates harmless from and against any Tax liability incurred in connection with the collection, pursuant to this Section 2.6, by Buyer and Affiliates of the Lease Renewal Commissions and payment of the Lease Renewal Payables on behalf of Seller.

       2.6.3 Remittances. Buyer shall remit to an account designated by Seller an amount equal to eighty percent (80%) of the net proceeds realized from the Lease Renewal Commissions as and when collected by Buyer, or any Affiliate of Buyer, after the Effective Time pursuant to this Section 2.6, after deduction for payment of the Lease Renewal Payables ("Net Proceeds of the Lease Renewal Commissions"). Any such payment shall be made on the tenth day following the end of each calendar quarter. Buyer shall deliver at the time of each remittance a report to Seller detailing the calculation of the amount of, and basis for, the payment. If the amount to be paid to Seller from the Net Proceeds of the Lease Renewal Commissions available to be remitted is less than $5,000 as of the date of any scheduled remittance, Buyer may, upon written notice to Seller, combine such amount with subsequently received Net Proceeds of the Lease Renewal Commissions until the aggregate remaining as of the date of any scheduled remittance equals at least $5,000. In any event, Buyer shall remit any amounts to be paid to Seller from such retained Net Proceeds of the Lease Renewal Commissions no less frequently than annually. If the amount of remaining Lease Renewal Payables ever exceeds the amount of remaining Lease Renewal Commissions, Seller shall pay or discharge or cause to be paid or discharged the remaining unpaid Lease Renewal Payables within five (5) days after receipt of notice thereof. If Seller fails to timely pay or cause to be discharged any such obligations, Buyer may, but shall not be required to, apply payments with respect to the Contingent Payments otherwise due to Seller to the satisfaction of such obligations. In addition to the foregoing, Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates harmless from and against any liability for any such unpaid Lease Renewal Payables pursuant to this
Section 2.6.

       2.6.4 Disputes. If the parties shall be unable to resolve any matter arising under this Section 2.6, such matter shall be a Disputed Matter and may be submitted to arbitration in accordance with Section 2.7.

     2.7 Dispute Resolution. If the party receiving any of (i) the Adjustment Statement, (ii) the Closing Date Statement or (iii) a Qualified Revenue Statement shall notify the other party within thirty (30) days after the receipt thereof that such party disputes any matter with respect to such Statement, or if the parties shall have a dispute as to any matter under Section 2.3.3,
Section 2.3.4 or Section 2.6, then any such matters (the "Disputed Matters") shall be submitted to arbitration before a single arbitrator within thirty (30) days after such notice unless the parties agree in writing to extend such 30-day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the "Arbitrator") shall be any one of the nationally recognized independent accounting firms which is on the date hereof among the ten largest such firms other than Ernst & Young (a "National Accounting Firm") mutually agreed to by Seller and Buyer. Any reference herein to National Accounting Firms shall be deemed to include a reference to any member or employee thereof (who is a certified public accountant) which any such firm may designate as the Arbitrator on its behalf. If within twenty (20) days following the expiration of the 30-day period referred to above or any extension thereof Seller and Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform the services called for hereunder, the Arbitrator shall thereafter be selected from among persons available in New York County and in accordance with the rules of the American Arbitration Association ("AAA"), with preference given to any one of the National Accounting Firms or any member or employee thereof (who is a certified public accountant) which or who may be willing to perform such services, other than any such firm which is then employed by Seller or Buyer. The Arbitrator shall consider only the Disputed Matters, and the arbitration shall be conducted in New York County in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne and paid solely by the party (either Buyer or Seller) whose proposed resolution of the Disputed Matter has the largest dollar amount of discrepancy (collectively, if there is more than one disputed item with respect to such arbitration) from the final dollar amount stated in the decision of the Arbitrator.

2.8 Allocation of Purchase Price. The Purchase Price was arrived at in arm's-length negotiations between the parties. The Purchase Price (including the Contingent Payments) shall be allocated among the Purchased Assets in accordance with the rules of Section 1060 of the Code pursuant to which the Purchase Price will be allocated among the Purchased Assets under the residual method as set forth under Temp. Treas. Reg 1.1060-1T(d) as set forth in Schedule 2.8 hereto (the "Allocation Schedule"). Neither party, nor their respective Affiliates, will take a position on any tax return or in any action or other proceeding that is in any way inconsistent with the allocation set forth in the Allocation Schedule.

     3.REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller (jointly and severally) represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

     3.1 Existence. Douglas Elliman is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York, and is qualified to transact business and is in good standing in the States of Connecticut and New Jersey and is not required to be so qualified in any other State. The only partners of Douglas Elliman are DEI and DEIBC, each of which are Delaware corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the full power and authority to own its properties, to carry on the DE Brokerage Business as presently conducted, and to sell and convey the Purchased Assets to Buyer.

     3.2 Power; Authorization; Enforceable Obligations. Seller has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the Transactions have been duly authorized by all necessary partnership, corporate and shareholder actions. This Agreement has been, and the instruments of transfer of the Purchased Assets will be, duly executed and delivered by a duly authorized representative of a duly authorized partner of Douglas Elliman and authorized officers of each of DEI and DEIBC and this Agreement constitutes, and such instruments when executed and delivered will constitute, legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

     3.3 Validity of Transactions, Etc. The execution, delivery, and performance of this Agreement (including the consummation of the Transactions) by Seller will not contravene, conflict with or violate (a) any law, rule, regulation or other legal requirement to which Seller is subject, (b) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or Governmental Authority that is applicable to Seller nor will the same result in the creation of any Encumbrances upon any of the Purchased Assets, or (c) the partnership agreement or organizational documents of Seller or any securities issued by Seller; nor will such execution, delivery, or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition, or other provision of, or require the consent of any other party to, any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization, or other document or understanding, oral or written, to which either Seller or any Affiliate of Seller is a party or is otherwise bound, by which Seller may have rights, or by which any of the assets or properties of Seller may be bound or otherwise affected, or give any party with rights thereunder the right to terminate, modify, accelerate, or otherwise change the existing rights or obligations of Seller thereunder, except as set forth on Schedule 3.3 hereto. Except for (i) a requirement to make appropriate filings and/or re-register with the States of New York, Connecticut and New Jersey all real estate brokers and real estate sales persons employed by or otherwise engaged by Seller as part of the DE Brokerage Business, and (ii) compliance with the HSR Act, to the best of Seller's knowledge, no authorization, consent, or other approval, and no registration or filing with, any Governmental Authority, is required in connection with the execution, delivery, and performance of this Agreement by Seller. Buyer acknowledges that maintaining appropriate brokerage licenses is required for the continued operation of the DE Brokerage Business.

     3.4 Permits. Set forth on Schedule 1.1(d) is a true and complete list of all Permits which relate to the DE Brokerage Business. All of such Permits are in full force and effect and represent all Permits necessary or required for the conduct of the DE Brokerage Business as presently conducted by Seller, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Since January 1, 1998, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication alleging (i) any violation of any Permit of the DE Brokerage Business, or (ii) that Seller requires any Permit to conduct the operations of the DE Brokerage Business which is not currently held by Seller.

     3.5 Pipeline Transactions. Set forth on Schedule 1.1(h) hereto is a true and complete list or description in reasonable detail of all Pipeline Transactions, as of April 30, 1999. All Pipeline Transactions have been and will be created in the ordinary course of business of the DE Brokerage Business. None of Seller, any of its Affiliates, including Seller's Principals or Alan Rogers, has knowledge of any fact or circumstance which would prevent or otherwise prohibit the consummation of any of the Pipeline Transactions and none of such persons has any other reason to believe that such consummation will not occur. Since April 1, 1999, none of Seller, any of its Affiliates, including Seller's Principals or Alan Rogers has, directly or indirectly, accelerated the closing of any transaction where the DE Brokerage Business had rights to receive real estate brokerage commissions.

     3.6 Financial Statements. Seller has delivered to Buyer an unaudited balance sheet and income statement for the DE Brokerage Business for the fiscal quarters ended March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999 (collectively, the "DE Financial Statements"). A true and complete copy of the DE Financial Statements is attached as Schedule 3.6 hereto. The DE Financial Statements were prepared in good faith by Seller, are complete and correct in all material respects and have been prepared from the books and records of the DE Brokerage Business, in accordance with GAAP consistently applied (except with respect to the compensation paid or payable to Alan Rogers and with respect to administrative and general expenses) and fairly present the financial position of the DE Brokerage Business and the results of its operations and cash flows as of the respective dates thereof and for the periods covered thereby. By their execution hereof, Seller's Principals shall certify to Buyer the accuracy of the DE Financial Statements. Seller has maintained its books and records, and possesses all such books, records, papers and other information, as necessary to permit the Audit Firm to prepare the Audited Financials in accordance with Section 10.6 hereof.

     3.7 Absence of Undisclosed Liabilities. Seller has no material Liabilities or other obligations, either accrued, absolute, contingent or otherwise, pertaining to the DE Brokerage Business, except those Liabilities and other obligations set forth on the DE Financial Statements. To the extent that any such Liabilities or other obligations may exist, whether or not disclosed in the DE Financial Statements, whether or not in breach of this representation and warranty, or otherwise, nothing in this Section 3.7 or this Agreement shall imply that Buyer shall assume or otherwise be responsible in any way for any Liability or other obligation, except to the extent specifically provided in
Section 2.3.1 hereof.

     3.8 Absence of Certain Changes. Except as disclosed on Schedule 3.8 hereto, since December 31, 1998, with respect to the DE Brokerage Business, Seller has not:

         (a) sold, assigned, or otherwise transferred any of its properties or other assets relating to the DE Brokerage Business, other than in the ordinary course of its business;

         (b) created any Encumbrance on any Purchased Asset or made or suffered any amendment or termination of any agreement, commitment, lease, plan, or other instrument to which it is a party or by which it is bound which relates to or affects the DE Brokerage Business, or canceled, modified or otherwise changed, or waived any debts or claims held by it, or waived any rights of substantial value;

         (c) suffered any damage, destruction or casualty loss, whether or not covered by insurance, with respect to any of the Purchased Assets or suffered any change in its financial condition or in the nature of its business or operations that has had or might have a Material Adverse Effect;

         (d) except in the ordinary course of business consistent with past practice, increased or committed to increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any independent contractors engaged by the DE Brokerage Business or any of its directors, officers, or employees, or made any increase in, or any addition to, other benefits to which any of its directors, officers, employees or independent contractors may be entitled;

         (e) entered into any transaction other than in the ordinary course of its business consistent with past practice; or

         (f) entered into any agreement or commitment to take any of the foregoing actions.

     3.9 Contracts; Listings.

         (a) Set forth on Schedule 1.1(g) hereto is a true and complete list of all Contracts (other than the Leases) which relate to the DE Brokerage Business or its operations. Seller has previously delivered to Buyer a complete and accurate copy of all such Contracts that are in writing. Any such Contract that is not in writing is described accurately and in reasonable detail on Schedule 1.1(g). All such Contracts were entered into in the ordinary course of business of the DE Brokerage Business. Set forth on Schedule 3.9(a) hereto is a true and complete list and description in reasonable detail of all Listings of the DE Brokerage Business and all properties which have exclusive sales representative arrangements with the DE Brokerage Business. Except as set forth in Schedule 3.3 hereto, no consent of any third party is required for the assignment of such Contracts or Listings (other than the Exclusive Listings (as defined below)) to Buyer. All of the exclusive real estate listings of the DE Brokerage Business in existence on the date hereof, including any right to renew, extend or supersede such exclusive listing (each, an "Exclusive Listing"), are, to the best of Seller's knowledge after due inquiry, fully assignable to Buyer and no consent of any third party is required for the assignment of such Exclusive Listings to Buyer.

         (b) Except as set forth on Schedule 1.1(g) and Schedule 3.9(a) hereto, respectively, each of the Contracts and the Listings (i) is valid and in full force and effect, (ii) is enforceable in accordance with its terms, (iii) to the best of Seller's knowledge after due inquiry of Seller's Principals and Alan Rogers, is not subject to an outstanding dispute and neither Seller nor, to the best of Seller's knowledge, any other party thereto is (with or without notice or lapse of time or both) in breach or default in any respect thereunder, except for such breaches and defaults that, individually or in the aggregate, will not have a Material Adverse Effect, (iv) contains no material contractual requirement with which there is a reasonable likelihood any party thereto will be unable to comply, and (v) neither Seller nor any other party thereto has notified the other of any intent or desire to terminate such Contract or Listing or to modify or otherwise change such Contract or Listing in any material respect.

     3.10 Tangible Personal Property. All facilities, Equipment and other items of tangible personal property owned or leased by Seller, including those items listed on Schedule 1.1(b) hereto, which are to be transferred to Buyer hereunder, (i) are in such operating condition and state of repair sufficient to operate the DE Brokerage Business in the ordinary course, subject to normal maintenance; (ii) are in conformity with all applicable laws, rules, regulations, and other legal requirements, including the Uniform Commercial Code and customary trade standards of marketability; and (iii) are usable in the regular and ordinary course of the DE Brokerage Business. All tangible Purchased Assets are now, and at the time of Closing will be, located at the Leased Premises.

     3.11 Real Property.

         (a) Seller does not own any real property that is used in connection with the DE Brokerage Business.

         (b) Schedule 3.11 hereto contains a true and complete list of all real property used in the DE Brokerage Business (each, a "Leased Premises") under which Seller or its Affiliate is a lessee (each such lease, a "Lease"), and Seller has described each such Lease on Schedule 3.11 by listing the location, lessor, lessee (or current assignee), date of lease (and any amendment or supplement thereto), the term thereof and the amount of any cash security deposit (including interest earned thereon) or letter of credit furnished as security thereunder. With respect to each Lease listed on Schedule 3.11: (i) Seller has provided Buyer with a true and complete copy of such Lease and, if such Lease is a sublease, the overlease relating thereto (including each amendment or supplement thereto), and Seller does not have any rights in or to the related Leased Premises under any instrument or document or under any agreement, written or oral, other than such Lease; (ii) the lessee listed on
Schedule 3.11 is the sole lessee under such Lease, and except as described on
Schedule 3.11 Seller has not granted or permitted nor does there exist any sublease, license or other right of occupancy by any third party with respect to such Leased Premises; (iii) such Lease is currently in full force and effect without any default thereunder by Seller or by the lessor thereunder and Seller has not given to the lessor thereunder nor received from the lessor thereunder any notice of default that remains uncured, (iv) neither Seller nor, to the best knowledge of Seller, the lessor under such Lease has notified the other of any intent or desire to terminate such Lease or modify or otherwise change it in any material respect; (v) such Lease has not been assigned (as collateral or otherwise), or further modified, supplemented or amended; (vi) Seller has timely and properly exercised any renewal option under such Lease which renewal option was required to be exercised prior to the date of this Agreement in order to renew the term thereof beyond its current expiration date; (vii) Seller has paid, or will have paid prior to the Closing Date, all costs of labor and materials with respect to all improvements installed by or on behalf of Seller in or about such Leased Premises for which Seller was obligated to pay, and there are no mechanics', materialmen's or similar liens against such Leased Premises resulting from any non-payment by Seller or any of Seller's agents; and
(viii) Seller has paid, or will have paid prior to the Closing Date, in a timely manner in the ordinary course of business, all rents and additional rents due and payable under such Lease, and has not prepaid, and will not have prepaid under such Lease, any rents or additional rents for any period more than thirty
(30) days after the Closing Date (except as otherwise required by such Lease). With respect to any sublease listed on Schedule 3.11 with respect to which Seller or its Affiliate is the sublessor, the representations set forth above in clauses (iii), (iv) and (v) shall apply mutatis mutandis, except that such provisions shall for this purpose refer to the sublessee in lieu of the lessor.

         (c) The consummation of the Transactions will not (i) permit the lessor under any of the Leases to recapture any of the Leased Premises or terminate any of the Leases, accelerate the rent due thereunder or cause any material lease term to be renegotiated, (ii) constitute a material default under any of the Leases, except for any default that could arise from the failure to obtain those required consents set forth on Schedule 3.3 hereto, (iii) require the consent of the lessor under any of the Leases or any other third party, except for those required consents set forth on Schedule 3.3 hereto, or (iv) require the relocation of any of the operations of the DE Brokerage Business following the Closing Date due to a conflict with, violation of or breach (with or without the giving of notice or lapse of time, or both) of any term, condition or other provision of any of the Leases.

     3.12 Intellectual Property.

         (a) Schedule 3.12 hereto contains a true and complete list or description in reasonable detail of the Intellectual Property Rights. Except as set forth on Schedule 3.12 hereto, Seller owns all right title and interest or has the right to use all Intellectual Property Rights currently and as used by it in the conduct of the DE Brokerage Business, free of any Encumbrance and such use does not conflict with, infringe upon or violate any patent, trademark, tradename, copyright, trade-secret or other proprietary rights of any third party, and Seller has not received any notice, actual or threatened, of a conflict or asserted conflict with the rights of others in connection with Intellectual Property Rights. Without limiting the generality of the foregoing, Seller has all licenses applicable to or otherwise required in connection with the computer software used in the DE Brokerage Business, and has complied with the provisions of all such licenses. To the best knowledge of Seller, none of the Intellectual Property Rights is being infringed by any third party, and no claim is pending or threatened as to the validity, misuse of, or unenforceability of rights or interest to, any Intellectual Property Rights, all of the Intellectual Property Rights are valid and enforceable and Seller and the respective owners have taken all actions necessary to maintain and protect the Intellectual Property Rights. Seller is not, with respect to the DE Brokerage Business, obligated to pay any royalty or license fee or other compensation to any person with regard to any of the Intellectual Property Rights, except to the extent set forth in a Contract listed on Schedule 1.1(g).

         (b) Included in the Intellectual Property Rights are the names, logos, graphics, original works of authorship and all other rights pertaining to the publications of the DE Brokerage Business, including, without limitation, those set forth on Schedule 1.1(j) and "Folio of Fine Homes" and "Treasury of Fine Homes", now or previously use or published by or on behalf of Seller (collectively, the "Publications"). Following the Closing, Buyer will have all of Seller's right title and interest in or to the Publications and all of Seller's right, title and interest in and to the names set forth on Schedule 1.1(j), all of which are fully assignable to Buyer and no consent of any third party is required for the assignment of such names to Buyer.

     3.13 Title to Purchased Assets, Etc. Other than the Encumbrances specifically listed or described on Schedule 3.13 hereto, Seller has good, valid, and marketable title to all the Purchased Assets, including all of the properties and other assets reflected on the most recent Audited Financial Statement and those acquired since the date thereof, and by execution and delivery on the Closing Date of appropriate instruments of transfer, Buyer will be vested with good, valid and marketable title to all of the Purchased Assets, free and clear of all Encumbrances of any nature whatsoever. Other than the Encumbrances specifically listed or described on Schedule 3.13 hereto, there are no Encumbrances on any of the Purchased Assets. Seller has the unrestricted right to sell and transfer the Purchased Assets pursuant to this Agreement.

     3.14 Tax and Other Returns and Reports. All federal, state, and local tax returns, reports, and statements (including those relating to all income, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, withholding and any other tax under the laws of the United States or any state or municipal or political subdivision thereof (collectively, "Taxes") required to be filed by Seller have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports, and statements are required to be filed; all such returns, reports, and statements are true, complete and correct in all material respects; there is no claim or assessment for Taxes pending or threatened against Seller and Seller does not know of any audit or investigation with respect to Taxes due from Seller for the periods covered thereby; and all Taxes of Seller have been fully paid. There are no Tax liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of Seller. Seller has made all deposits required by law to be made with respect to employees' withholding taxes.

     3.15 Compliance with Law. Seller has complied with each, and is not in violation of any, law, rule, regulation or other legal requirement to which it, the DE Brokerage Business, the operations of the DE Brokerage Business or the Purchased Assets is subject and has not failed to obtain or to adhere to the requirements of any license, permit, or other authorization necessary to the ownership of the Purchased Assets or to the conduct of the DE Brokerage Business, in each case which noncompliance, violation, or failure to obtain or adhere might adversely affect the business, operations, assets, prospects or condition (financial or otherwise) of the DE Brokerage Business. Each of the Leased Premises and other premises used by Seller in the conduct of the DE Brokerage Business, and all fixtures, improvements, alternations and installations therein, complies in all material respects with any law, rule, regulation or other legal requirement applicable to it. Neither Seller nor any officer, employee, or agent or other representative of, nor any consultant to, Seller has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or any other thing of value to, or for the benefit of, any individual who is or was a candidate for public office (other than lawful campaign contributions), or an official or employee of any Governmental Authority or an officer, employee, or agent or other representative of any client, customer, or supplier of Seller.

     3.16 Conditions Affecting the DE Brokerage Business. In respect of the DE Brokerage Business, there are no conditions existing with respect to Seller's markets, products, services, clients, customers, facilities, personnel, or suppliers that are known to Seller or that should be known to a prudent business person in charge of the DE Brokerage Business that would adversely affect the DE Brokerage Business or its operations or prospects, other than such conditions as may affect as a whole the industry in which Seller operates the DE Brokerage Business.

     3.17 Employee Plans.

         (a) Schedule 3.17(a) hereto contains a true and complete list or description in reasonable detail of all Employee Plans, including, without limitation, a description of Seller's current employee bonus policy and practices. Except as set forth on Schedule 3.17(a) hereto, each Employee Plan has been maintained in accordance with its terms and with the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Except as set forth on Schedule 3.17(a) hereto, neither Seller nor any member of a controlled group of corporations (within the meaning of Code Section 414(b)), entities under common control (within the meaning of Code Section 414(c)), or member of an affiliated service group (within the meaning of Code Section 414(m)) of which Seller is or was in the last five (5) years a member (collectively, the "Control Group") contributes to any Multiemployer Plan providing benefits for any employee of the DE Brokerage Business, and no defined benefit plan is maintained by Seller and/or the Control Group. Seller does not have any "leased employees" as that term is defined in Code Section 414(n).

         (b) Schedule 3.17(b) hereto sets forth a true and complete copy of the Douglas Elliman Deferred Bonus Plan (the "Deferred Bonus Plan") and a true and complete list stating, as of the date hereof, the name of each employee that has been granted a bonus under such Plan, the date of such grant and the vesting period in respect thereof, and the portion of such grant that is fully vested. No grant of any bonus pursuant to the Deferred Bonus Plan has been made on any terms or conditions other than as set forth in the Plan attached hereto, and no such grant has been modified, amended or terminated.

     3.18 Insurance. Set forth on Schedule 3.18 hereto is a list of all material policies of fire, liability, workers' compensation and other forms of insurance which relate to the DE Brokerage Business, including coverage amount, limits and the deductible applicable thereto. All such policies are of such types and in such amounts and covering such risks as are consistent with customary practices of companies engaged in businesses and operations similar to the DE Brokerage Business. Buyer shall be named as an additional insured on all such policies with respect to the Interim Period. All such policies are in full force and effect, the premiums due thereon have been paid, Seller has complied in all material respects with the provisions of such policies and no notice of cancellation or termination has been received with respect to any such policy (except for the lapse of any thereof at the end of its term), it being understood, however, that Seller may terminate all such policies as to the DE Brokerage Business as of the Closing Date.

     3.19 Litigation; Decrees. Schedule 3.19 hereto sets forth a true and complete description in reasonable detail of all pending or, to the best of Seller's knowledge after due inquiry, threatened disputes with employees of, independent contractors engaged by or present or former clients or customers of the DE Brokerage Business. Except (i) as listed or described on Schedule 3.19 hereto, (ii) for claims under workers' compensation or similar laws or other legal requirements, (iii) for claims that are fully insured, (iv) for claims for money damages alone of less than $10,000 (the total of which claims does not exceed in the aggregate $40,000), and (v) for claims arising in connection with any Employee Plan, (A) there is no other suit, action, arbitration, audit, hearing, investigation, litigation or other proceeding (whether civil, criminal, administrative, investigative or informal) pending or, to the best of Seller's knowledge after due inquiry, threatened by, against, or otherwise affecting or directly or indirectly related to Seller, any of its Affiliates, the DE Brokerage Business or any of their present or former partners, officers, employees, or the Transactions, nor does Seller know or have reasonable grounds to know of any basis for any such litigation, arbitration, investigation or other proceeding; and (B) Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or Governmental Authority, arising out of or relating to the conduct of the DE Brokerage Business, and Seller is not in default under any judgment, order, or decree of any court or Governmental Authority applicable to the conduct of the DE Brokerage Business.

     3.20 Employees, Independent Contractors and Relations.

         (a) Schedule 3.20(a) hereto sets forth the name of each current employee of the DE Brokerage Business and each such employee's title, employment date and compensation rate, and Schedule 3.20(b) hereto sets forth the name of each independent contractor currently providing services to the DE Brokerage Business, such independent contractor's tenure with the DE Brokerage Business, a description of the type of services provided by such independent contractor, such independent contractor's compensation rate and the dollar amount of real estate brokerage commissions generated by such independent contractor during the past two years.

(b) Except as otherwise disclosed in this Agreement or in the Schedules hereto, Seller is not a party to any (i) contract with any guild or labor union or any other collective bargaining agreement, or (ii) pension, profit-sharing, retirement, bonus, insurance, or similar plan in effect with respect to its employees or others, and without limiting the generality of the foregoing, following consummation of the Transactions contemplated by this Agreement, Buyer will not be deemed a successor to or otherwise bound by any collective bargaining agreement or other union obligations. Except as listed or described on Schedule 3.19 hereto, there is no, and within the last three years, Seller has not experienced any, strike, picketing, boycott, work stoppage or slowdown, or other labor dispute, union organizational activity, allegation, charge, or complaint of unfair labor practice, employment-discrimination, or other matters relating to the employment of labor pending or, to the best knowledge of Seller, threatened against Seller. With respect to the DE Brokerage Business, there is no request for union representation pending and, to the best knowledge of Seller, no question concerning union representation has been raised.

         (c) Except as disclosed on Schedule 3.20(c), Seller is not a party to or bound by, with respect to any officer, employee or independent contractor of the DE Brokerage Business, any (i) employment, termination or severance agreement not terminable on thirty (30) days or less notice, (ii) agreement (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller of the nature of any of the Transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment not comparable to benefits available to employees generally, (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code and (iv) agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

         (d) None of the independent contractors currently providing services to the DE Brokerage Business (i) is an employee of the DE Brokerage Business, Seller or any of Seller's Affiliates, or (ii) is receiving any benefit under any Employee Plan. None of Seller, any of its Affiliates, including Seller's Principals or Alan Rogers, has received any notice, whether written or oral, from any employee or independent contractor indicating that such employee or independent contractor intends to terminate his or her employment or relationship with the DE Brokerage Business and none of such persons has any other reason to believe that any such employee or independent contractor will terminate such employment or relationship.

         (e) Schedule 3.20(e) hereto sets forth a true and complete list of all accrued severance, accrued vacation pay, accrued bonus and any other benefits accrued for each of the Designated Employees set forth on Schedule 6.1 as of April 30, 1999.

     3.21 No Third Party Options. There are no existing agreements, options, commitments, or other rights with, to, or in any person to acquire the DE Brokerage Business, any of the Purchased Assets or any interest therein, except for those contracts entered into in the ordinary course of business consistent with past practice for the sale of Seller's products and services.

     3.22 Environmental Laws. The DE Brokerage Business is in compliance with all applicable Environmental Laws and orders or directives of any Governmental Authorities having jurisdiction under such Environmental Laws except where the failure to comply would not result in a Material Adverse Effect. Sellers have not received any citation, directive or notice of any proceedings, claims or other actions from any Governmental Authority arising out of the ownership or occupation of its properties or premises or the conduct of its operations, nor is it aware of any basis therefor. To Seller's knowledge, no material expenditure on behalf of the DE Brokerage Business is or will be required in order to comply with any Environmental Law. The 575 Premises do not contain any asbestos-containing materials. As used herein, "Environmental Laws" means any federal, state, municipal, local or foreign law, statute, ordinance, code, rule or regulation pertaining to land use, air, soil, surface water, groundwater (including protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter.

     3.23 FIRPTA. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code. At the Closing, Seller shall deliver to Buyer the certificate required by Section 1445 of the Code. Seller shall also deliver to Buyer a form W-9 as required to avoid back-up withholding.

     3.24 Completeness of Disclosure. Neither this Agreement nor any certificate, Exhibit, Schedule, statement, or other document furnished or to be furnished to Buyer pursuant hereto, or in connection with the negotiation, execution, or performance of this Agreement, contains or will contain any untrue statement of a fact or omits or will omit to state a fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact, development, or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Buyer in writing that materially adversely affects or, so far as Seller can now foresee, may adversely affect, the business, operations, assets, properties, prospects, or condition (financial or otherwise) of the DE Brokerage Business.

     All representations and warranties of Seller to Buyer may be relied upon by any successor or assign of Buyer to the extent of such successor or assign's interest in the Purchased Assets or any portion thereof, and are assignable to any person to whom all or part of the Purchased Assets may be transferred.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller, as of the date of this Agreement and the Closing Date, as follows:

     4.1 Existence. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the full power and authority to own its properties, to carry on its business as presently conducted and to purchase the Purchased Assets from Seller.

     4.2 Power and Authorization. Buyer has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the Transactions have been duly authorized by all necessary limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     4.3 Validity of Transactions, Etc. The execution, delivery, and performance of this Agreement (including the consummation of the Transactions) by Buyer will not contravene, conflict with or violate (a) any law, rule, regulation, or other legal requirement to which Buyer is subject, (b) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or Governmental Authority that is applicable to Buyer, or (c) the certificate of formation or limited liability company agreement of Buyer or any securities issued by Buyer; nor will such execution, delivery, or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition, or other provision of, or require the consent or other approval of any other party to, any mortgage, indenture, agreement, contract, commitment, lease, plan, or other document or understanding, oral or written, to which Buyer is a party or by which Buyer is otherwise bound. Other than (i) obtaining appropriate licenses from the States of New York, Connecticut and New Jersey and making appropriate filings for all real estate sales persons who will be engaged in the DE Brokerage Business after the Closing Date, and (ii) compliance with the HSR Act, no authorization, consent, or other approval, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement by Buyer.

     4.4 Buyer Financing. Buyer, together with its Affiliates, will have adequate liquidity available at the Closing to make the payment of the Cash Payment.

5. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.

     5.1 Conduct of Business. From the date hereof until the Closing, Seller shall conduct the business and operations of the DE Brokerage Business in accordance with past practice and in the ordinary course of business, shall maintain the current business organization and goodwill of the DE Brokerage Business, shall use commercially reasonable efforts to continue to retain the services of the present employees, independent contractors and consultants of the DE Brokerage Business, shall preserve its relationship with customers, suppliers and others having business dealings with the DE Brokerage Business, and shall not enter into any transaction or perform any act which would constitute a breach of the representations, warranties, covenants and agreements contained herein. Without limiting the generality of the foregoing, Seller shall continue to prepare and purchase, at its own expense, all promotional and marketing materials in connection with Seller's listings in connection with the DE Brokerage Business as are prepared and purchased by Seller in accordance with past practice and in the ordinary course of business.

     5.2 Certain Changes or Events. From the date hereof until the Closing, except as specifically provided herein or with the prior written consent of Buyer, Seller shall not (a) make or become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of the Designated Employees (as defined in Section 6.1), (b) sell or otherwise dispose of or encumber any of the properties or assets of the DE Brokerage Business other than in sales or dispositions in the ordinary course of business or in connection with normal repairs, renewals and replacements, (c) modify, amend or cancel any of the Leases or Contracts or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings with respect to the DE Brokerage Business (x) other than in the ordinary course of business or (y) with an Affiliate of Seller or its employees (except for advertising in the ordinary course of business), (d) fail to operate the DE Brokerage Business in the customary manner and in the ordinary and regular course of business and to maintain its business premises and Equipment in such condition and state of repair as is sufficient to operate the DE Brokerage Business in the ordinary course, (e) cancel, settle or compromise any debt, claim or dispute related to the Purchased Assets or the DE Brokerage Business, other than in the ordinary course of business, (f) waive or release any rights of value relating to the Purchased Assets or the DE Brokerage Business, other than in the ordinary course of business, (g) transfer or grant any rights in or under any of its Intellectual Property Rights, (h) enter into any employment contract or other agreement with any Designated Employee or independent contractor, or make any loan to, or enter into any transaction of any other nature with any Designated Employee or independent contractor, or make any new grant under the Deferred Bonus Plan, or modify the terms of any existing grant under the Deferred Bonus Plan, (i) enter into any transaction, contract or commitment with respect to the Purchased Assets, other than in the ordinary course of business, (j) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which materially affects its ability to conduct the DE Brokerage Business or materially affects the value of the Purchased Assets as carried on its books, (k) suffer any material adverse change in the financial condition or results of operations of the DE Brokerage Business or in the Purchased Assets, (l) take any other action which might adversely affect the interest of Buyer hereunder or diminish the value of the DE Brokerage Business as a going concern, (m) alter the manner of keeping the books, accounts or records of the DE Brokerage Business or the accounting practices therein reflected, (n) make any new Broker Loans, or extend or modify the terms of any existing Broker Loans, or (o) enter into any contract, agreement or commitment with respect to, or propose or authorize, any of the actions described in the foregoing clauses (a) through (n).

     5.3 Access. From the date hereof until the Closing Date, Seller shall afford Buyer and its representatives access, during normal business hours, to all of Seller's business operations, properties, books, files and records relating to the DE Brokerage Business, to cooperate in the examination thereof, and to furnish Buyer all information with respect to the business and affairs of Seller relating to the DE Brokerage Business as Buyer may reasonably request, provided that Buyer shall not unduly disrupt the ordinary operation of the DE Brokerage Business. Buyer and its representatives shall have the right to discuss the affairs of Seller with the officers, employees, independent contractors, consultants, advisors and agents of Seller, including the right to discuss the retention or continuation of such person's services with respect to the DE Brokerage Business following the Effective Time. No such examination, however, shall constitute a waiver or relinquishment by Buyer of its right to rely upon Seller's representations, warranties, covenants and agreements as made herein or pursuant hereto.

     5.4 Notice of Transaction.

         5.4.1 Press Release. Buyer, at its option, may at any time after the execution of this Agreement issue a press release announcing the Transactions contemplated by this Agreement (the "Press Release"). The Press Release may be publicly issued and the form thereof shall be determined by and in the sole discretion of Buyer. Except as provided in Section 5.4.2, no disclosure of the Transactions, including the existence or the status thereof, shall be made by any party or its Affiliate pending the issuance of the Press Release as provided in this Section 5.4.1.

         5.4.2 Public Disclosure. Any party may make or cause to be made any public announcement or issue any public notice with respect to this Agreement or the Transactions contemplated hereby, if in the opinion of such party's counsel it is required by the securities laws of the United States or the rules of the New York Stock Exchange to make such disclosure.

     5.5 HSR Act Compliance. Promptly after the date hereof, each of Seller and Buyer shall file any notification required to be filed under the HSR Act to tconsummate the transactions contemplated hereby, and shall request early termination of the waiting period thereunder. The parties shall use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Each party shall reasonably cooperate with the other party in such compliance. Seller and Buyer each shall pay one-half the statutory filing fees required by the HSR Act.

     5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities and third parties, and effecting all necessary registrations and filings. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement.

5.7 Exclusivity. For so long as this Agreement is in effect, neither Seller nor Seller's Principals shall, and Seller shall use its best efforts to cause its Affiliates, officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any other Person, other than Buyer and its Affiliates, or enter into any agreement providing for (i) any sale of all or substantially all of the assets of the DE Brokerage Business, (ii) any merger, consolidation, liquidation, dissolution or business combination affecting the DE Brokerage Business, or (iii) any similar transaction affecting the DE Brokerage Business.

6. EMPLOYEES AND INDEPENDENT CONTRACTORS.

     6.1 Designated Employees. Set forth on Schedule 6.1 hereto is the name of each current employee and independent contractor of the DE Brokerage Business to whom Buyer wishes to offer employment (subject at all times to employment at will in the absence of a written agreement effective at or after the Closing between such individual and Buyer) or engagement as an independent contractor, as applicable, from and after the Closing Date (the "Designated Employees"). Buyer shall offer to each Designated Employee employment from and after the Closing Date, and if such employment is accepted by such person, such person shall thereafter be an employee or independent contractor of Buyer; provided, that all such employees shall be employees at will, and Buyer shall have no obligation to employ any such employees for any specific amount of time. Except as otherwise set forth in Section 2.3.1, Seller shall pay all Employee Costs (as defined below) for such persons accrued prior to the Effective Time (including, without limitation, a proportionate share of all accrued amounts or benefits for
1999) pursuant to and in accordance with Section 6.2 hereof. If the offered employment is not accepted by any such person for any reason, then such person shall not be a "Designated Employee" hereunder and Seller shall pay all Employee Costs of that employee accruing prior to, including and after the Closing Date, including any severance obligations pursuant to and in accordance with Section
6.2 hereof.

     6.2 Employee Costs and Payments to Independent Contractors. Except as otherwise set forth in Section 2.3.1, Seller shall remain responsible for and shall promptly pay when the same shall become due and payable, at Seller's sole cost and expense, (a) all employment-related liabilities, benefits and costs, including, without limitation, wages, benefits, pension contributions, profit-sharing, bonuses, payroll taxes, accrued vacation pay, health-coverage costs, insurance, severance and accrued sick leave (collectively, "Employee Costs") to all current employees of the DE Brokerage Business who are (i) not Designated Employees, and (ii) Designated Employees to the extent provided in
Section 6.1 hereof, and (b) all amounts owing to any independent contractor engaged by the DE Brokerage Business for all periods prior to and ending at the Effective Time, other than amounts owing, if any, to such persons with respect to Pipeline Transactions.

     6.3 Post-Closing Benefits for Employees Generally. Buyer shall provide to the Designated Employees who become employees of Buyer employee benefit plans that are generally comparable to those provided to other persons employed by Buyer of generally similar levels of responsibility, compensation, seniority and performance. For purposes of their right to vacation time and sick leave, and participation in, but not vesting, with respect to, any Buyer pension plan after the Effective Time as employees of Buyer, such Designated Employees after the Effective Time shall receive full credit for their employment tenure with the DE Brokerage Business; provided, however, that, except as otherwise provided in any employment agreement signed in connection with this Agreement, no employee of the DE Brokerage Business who becomes an employee of Buyer may accrue vacation for periods occurring after the Effective Time beyond periods permitted in accordance with the standard policies of Buyer; and, further provided that no employee or independent contractor shall receive or be credited with employer matching contributions to any pension plan of Buyer with respect to any commission compensation.

     6.4 Confidentiality, Non-Competition Agreements. All agreements with respect to confidentiality, non-competition, and the like pertaining to (a) employees of Seller or Seller's Affiliates who become employees of Buyer or an Affiliate of Buyer, or (b) independent contractors engaged by the DE Brokerage Business prior to the Closing, in each case, shall inure to the benefit of Buyer. Seller represents and warrants to Buyer that a true and complete list of all such agreements is attached as Schedule 6.4 hereto. At the Closing, Seller shall assign (to the extent of all of Seller's right, title, and interest) all such agreements to Buyer, to which assignment Seller shall attach true and complete copies of such agreements. If such agreements cannot be assigned then Seller, to the maximum extent permitted by law, shall act as Buyer's agent in order to obtain for Buyer the benefits pursuant thereto; provided that Seller's agreement to act as agent for Buyer pursuant to this sentence shall not require Seller to expend any sum or commence any action or proceeding unless Buyer shall so request, in which case Buyer shall pay or reimburse Seller for any such sum or the cost of such action or proceeding.

     6.5 Employee and Independent Contractor Information. Seller and Buyer will each provide the other, in a timely manner, with all information relating to any employee's employment with and compensation from, and any independent contractor's engagement by and compensation from, Seller or Buyer or their respective Affiliates, as the case may be, or rights or benefits under any Employee Plan, that either party may reasonably request, except to the extent, if any, that such disclosure is prohibited by applicable law. Seller and its Affiliates will cooperate with Buyer's efforts to employ or retain the Designated Employees.

7. CLOSING.

     7.1 Closing Date.

     (a) The closing of the Transactions contemplated by this Agreement (herein called the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York, at 10:00 a.m. on the third (3rd) business day following the receipt of notice by one party from the other stating that the conditions set forth in Sections 8.6 and 9.6 have been satisfied or waived (a "Closing Notice"), or on such other date as the parties may mutually agree, provided that the Closing shall not in any event occur prior to June 23, 1999 unless the parties otherwise agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

     (b) Notwithstanding the foregoing, Seller shall have the right to extend the date of the Closing up to three (3) separate times for periods of ten (10) days each by giving written notice of the first such extension to Buyer within two (2) business days after receipt by Seller from Buyer of a Closing Notice, and by giving written notice of each subsequent extension to Buyer not later than three (3) business days prior to the end of any 10-day extension period, provided, however, that Seller shall not exercise any such right to extend unless Seller, in connection with each such extension and based on discussions with the Audit Firm, believes in good faith that the Audited Financials (as such term is defined, and subject to modification as set forth in, Section 10.6 hereof) may not be completed within sixty (60) days after the Closing Date (as the same may previously have been extended).

     7.2 Deliveries by Seller.

     At the Closing, Seller shall deliver, cause to be delivered, or, as applicable, execute and deliver to Buyer the following:

         7.2.1 Bill of Sale, Etc. A bill of sale substantially in the form of
Exhibit 7.2.1 hereto, together with such assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in each case in form and substance satisfactory to Buyer and its counsel, as shall be necessary and effective to convey, assign and otherwise transfer to, and vest in, Buyer all of Seller's right, title and interest in and to the Purchased Assets to be sold under this Agreement, including, without limitation, (i) good, valid and marketable title in and to all of the Purchased Assets owned by Seller, including all of Seller's rights under all Contracts and Listings and all licenses, permits and authorizations, as permitted by law, and other documents to which Seller is a party or by which it has rights relating to the DE Brokerage Business or the Purchased Assets at the Closing Time, and (ii) good and valid leasehold interests in and to all of the Purchased Assets leased by Seller.

         7.2.2 Assumption and Assignment of Leases. An instrument of assignment and assumption of lease, duly executed by Seller or its Affiliate, as applicable, with respect to each Lease which pursuant to Sections 1.3 and 1.4 is to be assigned to Buyer, in substantially the form of Exhibit 7.2.2(a) hereto, assigning to Buyer all of the right, title and interest of Seller or such Affiliate in and to such Lease (each, a "Lease Assignment and Assumption"); provided, however, that if a lessor under a Lease shall require a different form of Lease Assignment and Assumption, (x) such form shall be reasonably satisfactory to counsel for Buyer and Seller and (y) notwithstanding the provisions of any form of assignment, as between Buyer and Seller, Buyer shall not be liable for any obligations of the lessee under any Lease relating to any period prior to the Effective Time and Seller shall not be liable for any obligations of the lessee under any Lease relating to any period on or after the Closing Time, except as may be otherwise expressly set forth in this Agreement. Seller shall deliver to Buyer together with each such Lease Assignment and Assumption, (i) a landlord consent in form reasonably satisfactory to Buyer (to the extent such consent is required as set forth in Schedule 3.3 hereto) and
(ii) an estoppel certificate substantially in the form of Exhibit 7.2.2(b) hereto, in each case duly executed by the respective lessor.

         7.2.3 Assignment of Management Agreement. An assignment from Seller or its Affiliate, as applicable, to Buyer (or Buyer's designee), in the form of
Exhibit 7.2.3 hereto, of all of Seller's or its Affiliate's right, title and interest in and to the management agreement with respect to the building located at 790 Madison Avenue, New York, New York, together with any and all other rights and benefits of Seller or its Affiliate with respect to such management agreement and the management of such building.

         7.2.4 Tangible Property. All Contracts, Listings, Leases, Permits, Equipment, Supplies, Books and Records, software, correspondence, and other documents, papers, files, and data belonging to Seller with respect to the Purchased Assets or the DE Brokerage Business; and concurrently with such delivery, all such steps will be taken as may be required to put Buyer in actual possession and operating control of the Purchased Assets.

         7.2.5 NY Sales Tax Return. A New York State Sales Tax Return for its sales tax liability for the taxable portion, if any, of the Purchased Assets, and Seller shall file that return with its check for the sales tax disclosed upon the return with the New York State Sales Tax Department.

         7.2.6 Business Certificate for Partners. A true and complete copy of the duly filed Business Certificate for Partners with respect to Seller, certified by the New York County Clerk as of a date not more than twenty (20) days prior to the Closing Date.

         7.2.7 General Partners of Seller. With respect to each of DEI and
DEIBC: (i) a current good standing certificate issued by the Delaware Secretary of State dated not more than ten (10) days prior to the Closing Date, accompanied by a short-form "bring down" good standing certificate dated not more than one (1) day prior to the Closing Date, (ii) a certificate of incumbency concerning officers of each general partner, and (iii) board of director and stockholder resolutions certified by the secretary or an assistant secretary of each general partner as duly adopted and in full force and effect, authorizing the consummation of the Transactions, in each case, in form and substance reasonably acceptable to Buyer.

         7.2.8 Certifications of Documents. (a) Updated, as of the Closing Date, Schedules 1.1(g), 1.1(h), 1.1(p), 2.5.1, 3.20(e), 3.8 and 3.9(a), each as estimated in good faith by Seller, and (b) duly executed certificates of Seller and of Seller's Principals certifying such Schedules and that the Contracts, Listings, Leases and other documents constituting or pertaining to the Purchased Assets as are turned over to Buyer at the Closing are true and complete counterparts of what they purport to be.

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         7.2.9 Releases. Original releases, termination statements or similar instruments as necessary to release, discharge and terminate any Encumbrances on or with respect to any of the Purchased Assets (whether or not disclosed on Schedule 3.13).

         7.2.10 General. All other agreements, instruments, certificates, resolutions, opinions and other documents required to be delivered by Seller on or before the Closing pursuant to this Agreement.

     7.3 Deliveries by Buyer.

         At the Closing, Buyer shall deliver, cause to be delivered, or, as applicable, execute and deliver, to Seller the following:

         7.3.1 Closing Payment. The payment of the portion of the Cash Payment to be delivered at the Closing pursuant to Section 2.1.3(b)(ii).

         7.3.2 General. All other agreements, instruments, certificates, resolutions, opinions and other documents required to be delivered by Buyer on or before the Closing pursuant to this Agreement.

     7.4 Deliveries by Buyer and Seller.

     At the Closing, Buyer and/or Seller, as applicable, shall deliver, cause to be delivered, or, as applicable, execute and deliver, the following additional agreements, it being agreed that each such agreement is material to the Transactions and that each party's agreement to enter into each such agreement is a material inducement to the other party to enter into this Agreement:

         7.4.1 Amendment to Management Purchase Agreement. A duly executed amendment to the Purchase Agreement, dated September 5, 1995, between Douglas Elliman and Insignia Residential Group, Inc. (f/k/a Insignia Management Services-New York, Inc.), substantially in the form of Exhibit 7.4.1 hereto.

         7.4.2 Subleases. A duly-executed sublease between Seller (or its Affiliate), as sublessor, and Buyer, as sublessee, with respect to (a) the 575 Premises, substantially in the form of Exhibit 7.4.2(a) hereto, and (b) each other Leased Premises that in accordance with Sections 1.3 and 1.4 is to be sublet to Buyer, substantially in the form of Exhibit 7.4.2(b) hereto (each, a "Sublease"), and Seller shall deliver to Buyer together with each such Sublease,
(i) a landlord consent in form satisfactory to Buyer in its sole discretion,
(ii) an estoppel certificate substantially in the form of Exhibit 7.4.2(c) hereto and (iii) with respect to the 575 Premises, a non-disturbance agreement substantially in the form of Exhibit 7.4.2(d) hereto, in each case duly executed by the respective lessor.

         7.4.3 Transitional Services Agreement. A duly executed transitional services agreement between Seller and Buyer, substantially in the form of
Exhibit 7.4.3 hereto.

         7.4.4 Trademark License Agreement. A duly executed trademark license agreement between Seller and Buyer, substantially in the form of Exhibit 7.4.4 hereto.

         7.4.5 Advertising Services Agreement. A duly executed advertising services agreement between Milford Advertising Agency (an Affiliate of Seller) and Buyer, substantially in the form of Exhibit 7.4.5 hereto.

         7.4.6 Lease. A duly-executed lease between Seller (or its Affiliate), as landlord, and Buyer, as tenant, of the premises used in connection with the DE Brokerage Business at 99 Battery Place, New York, New York, on a standard NYBTU form (to be negotiated) together with pre-negotiated riders, for an initial term of two (2) years at a rental of $36,000 per annum and a two (2) year renewal option at a rental of $36,000 per annum for the first option year and $37,200 for the second option year, and providing for a right of cancellation by Buyer at any time on 120 days' notice.

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


         7.4.7 License. A duly-executed license agreement between Seller (or its Affiliate), as licensor, and Buyer, as licensee, with respect to the premises used in connection with the DE Brokerage Business at 767 Fifth Avenue, New York, New York, substantially in the form of Exhibit 7.4.7 hereto.

         7.4.8 Non-Competition Agreement. A duly-executed non-competition agreement, substantially in the form of Exhibit 7.4.8 hereto, between Seller and Seller's Principals and Buyer.

         7.4.9 Phone Services Agreement. A duly-executed phone services agreement, substantially in the form of Exhibit 7.4.9 hereto, between Seller and Buyer.

8. CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING.

         The obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Buyer unless Buyer gives its consent in writing thereto:

         8.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date), except (a) as otherwise expressly permitted by this Agreement and
(b) for changes in such representations and warranties which would not have (i) a Material Adverse Effect, or (ii) a material adverse effect on Seller's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Seller pursuant hereto, or the Transactions.

         8.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         8.3 Compliance Certificate. Buyer shall have received at the Closing certificates executed by a senior executive officer of Seller certifying that the conditions specified in Sections 8.1, 8.2 and 8.7 have been fulfilled.

         8.4 Proceedings and Documents. All corporate and other proceedings in connection with the authorization of the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         8.5 Opinion of Seller's Counsel. Buyer shall have received from Andrew
S. Berkman, counsel for Seller, an opinion, dated the Closing Date, in substantially the form annexed as Exhibit 8.5.

         8.6 HSR; Licenses; Consents. (i) All applicable waiting periods under the HSR Act shall have been terminated or shall have expired; and (ii) Buyer shall have received duly executed third party consents, in form and substance reasonably satisfactory to Buyer, with respect to the Contracts, Leases and Subleases listed on Schedule 8.6 annexed hereto, or Buyer shall have waived (or be deemed to have waived) same.

         8.7 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending which, if adversely determined, would (i) result in an order, writ, injunction or decree prohibiting Buyer from consummating, (ii) grant relief from or against Buyer with respect to, or (iii) render it unlawful for Buyer as of the Closing Date to consummate, the Transactions contemplated by this Agreement, except to the extent any of the foregoing results from (x) acts or omissions of Buyer, (y) in connection with third-party landlord actions against Buyer or (z) in connection with securities law claims against Buyer.

         8.8 No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any event or condition which has had or may reasonably be expected to have a Material Adverse Effect.

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


9. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING.

     The obligations of Seller to Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Seller unless Seller gives its consent in writing thereto:

     9.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (or on the date when made in the case of any representation or warranty which expressly relates to an earlier date), except for changes in such representations and warranties which would not have a material adverse effect on Buyer's valid execution, delivery or performance of this Agreement, or any other agreements to be executed by Buyer pursuant hereto, or the Transactions.

     9.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     9.3 Compliance Certificate. Seller shall have received at the Closing a certificate executed by a senior executive officer of Buyer certifying that the conditions specified in Sections 9.1, 9.2 and 9.7 have been fulfilled.

     9.4 Proceedings and Documents. All corporate and other proceedings in connection with the authorization of the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     9.5 Opinion of Buyer's Counsel. Seller shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Buyer, an opinion, dated the Closing Date, in substantially the form annexed as Exhibit 9.5.

     9.6 HSR. All applicable waiting periods under the HSR Act shall have been terminated or shall have expired.

     9.7 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending which, if adversely determined, would (i) result in an order, writ, injunction or decree prohibiting Seller from consummating, (ii) grant relief from or against Seller with respect to, or (iii) render it unlawful for Seller as of the Closing Date to consummate, the Transactions contemplated by this Agreement, except to the extent any of the foregoing results from (x) acts or omissions of Seller or (y) in connection with third-party landlord actions against Seller.

10. ADDITIONAL COVENANTS; POST-CLOSING MATTERS.

     10.1 Further Assurances. From time to time after the Closing, at Buyer's request, Seller will execute, acknowledge, and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Buyer may reasonably request in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the DE Brokerage Business or any of the Purchased Assets.

10.2     Transition Period.

         (a) In General. Seller will, and will cause Seller's Affiliates to, cooperate and use its commercially reasonable efforts to coordinate and assist in a smooth transition of the Purchased Assets and the DE Brokerage Business, from Seller's to Buyer's control.

         (b) Certain Accounting and Financial Matters. Without limiting the generality of Seller's obligations to assist in the transfer of the DE Brokerage Business, after the Closing, Seller shall, and shall

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

cause Seller's Affiliates to, cooperate fully with Buyer and its Affiliates and avail Seller's resources to transfer information, resolve any outstanding accounting issues and complete back-office transition.

         (c) Transition Consultation. At the request of Buyer, Kevin Buckley, as well as any employees of Seller or its Affiliates who have been engaged in the DE Brokerage Business, shall be made available at no cost to Buyer and its Affiliates by Seller for a period of up to 120 days following the Closing, to the extent reasonably requested by Buyer, to assist in transition matters.

     10.3 Change of Name. Effective as of the Closing Date, Seller shall and shall cause its Affiliates to (a) commence taking and promptly complete all requisite actions necessary to change their respective partnership, corporate or other business entity names to any name other than the names set forth on
Schedule 1.1(j) or used by or affiliated with the DE Brokerage Business or names that, in Buyer's sole discretion, are confusingly similar thereto, or any derivatives thereof, and (b) except as expressly permitted by the Trademark License Agreement, cease using in any manner whatsoever any of the names set forth on Schedule 1.1(j) or any derivatives thereof or other names confusingly similar thereto. Seller expressly agrees and understands that the remedy at law for any breach by it or its Affiliates of this Section 10.3 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Seller acknowledges that upon a violation of any provision of this Section 10.3, Buyer shall be entitled to immediate injunctive relief and may obtain a temporary restraining order restraining any further breach. Nothing contained in this Section 10.3 shall be deemed to limit Buyer's remedies at law or in equity for any breach of the provisions of this Section 10.3 and any covenant on Seller's part contained in this Section 10.3 which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

     10.4 Public Disclosure. Both before, and following, the Closing, other than the Press Release, neither Seller nor any principals of or Affiliates of Seller (including Seller's Principals) shall make any public or private statements concerning the Transactions whatsoever; except to the extent that Buyer may have approved in writing a standard response, for dissemination to the public, vendors, and/or employees, and all inquiries directed to Seller, its principals or its Affiliates concerning the Transactions shall be referred as Buyer may direct; and except to the extent any disclosure is required by law, provided that if any requirement or process of law requires or purports to require any disclosure, Seller shall furnish Buyer with immediate notice of that fact, and Buyer shall have the opportunity to contest the requirement or process at Buyer's sole cost and expense, and Seller shall not make any such disclosure so long as Buyer is contesting the requirement or process in good faith provided that the continued failure to make such disclosure does not impose upon Seller or its principals any criminal liability. Any violation of the foregoing provisions shall be deemed a material breach of this Agreement; and without limiting any other rights or remedies that may be available to Buyer or its Affiliates, or any other person under this Agreement or in law or equity, Buyer and its Affiliates shall have the right to obtain an injunction and/or specific performance with respect to any such actual or proposed violation(s).

     10.5 Access; Cooperation.

         10.5.1 Buyer. For a period of five (5) years following the Closing, upon reasonable notice, Buyer will give, or cause to be given, to the representatives, employees, counsel, and accountants of Seller and its Affiliates, reasonable access, during normal business hours, to all books and records of the DE Brokerage Business, including, without limitation, all books of account, together with all files, contracts, instruments, data (including, without limitation, data stored on electronic media), correspondence and other documents pertaining to the assets, properties and business being acquired by Buyer hereunder, relating to periods prior to the Closing, and will permit such persons to examine and copy, at Seller's cost and expense, such books and records to the extent reasonably requested in connection with the preparation of tax returns and financial reporting matters (including, without limitation, any return or report relating to state or local real property transfer taxes), audits, proceedings, governmental investigations, and other proper business purposes; and Buyer shall also provide access for such purpose to the employees and independent contractors of the DE Brokerage Business; provided, however, that nothing herein will obligate Buyer to take actions that would unreasonably disrupt the normal course of its business, or violate the provisions of any contract or other agreement or instrument to which it is a party or to which it or any of its assets is subject. Notwithstanding the foregoing, Seller agrees that neither it nor its Affiliates or their respective agents shall communicate with any employees or independent contractors or consultants of the DE

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

Brokerage Business following the Closing with respect to any matters concerning the post-Closing operation of the DE Brokerage Business without the prior written consent of Buyer.

         10.5.2 Seller. For a period of five (5) years following the Closing, upon reasonable notice, Seller will give, or cause to be given, to the representatives, employees, counsel, and accountants of Buyer and its Affiliates, reasonable access, during normal business hours, to all books and records of Seller relating to its ownership of the DE Brokerage Business, and, if in Seller's possession, all books of account, together with all files, contracts, instruments, data (including, without limitation, data stored on electronic media), correspondence and other documents pertaining to the assets, properties and business being acquired by Buyer hereunder, and will permit such persons to examine and copy, at Buyer's cost and expense, such books and records to the extent reasonably requested in connection with the preparation of tax returns and financial reporting matters (including, without limitation, any return or report relating to state or local real property transfer taxes), audits, proceedings, governmental investigations, and other proper business purposes; and shall also provide access for such purpose to the employees and independent contractors of Seller, provided, however, that nothing herein will obligate Seller to take actions that would unreasonably disrupt the normal course of its business, or violate the provisions of any contract or other agreement or instrument to which it is a party or to which it or any of its assets is subject.

         10.5.3 Confidentiality. Each party agrees that any classified, proprietary or confidential information provided by the other pursuant to
Section 10.5 shall be kept strictly confidential and shall not, without the prior written consent of the other party, be disclosed or revealed, in any manner whatsoever, directly or indirectly, in whole or in part, to any other Person (other than such party's financial advisor, attorney, accountant or other representative). The provisions of this Section shall be inoperative as to any information which is or becomes generally available to the public other than as a result of any breach of these provisions by such party or its representatives. In the event that any party or any person to whom such party furnishes any confidential information is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any confidential information, such party will provide the other party with prompt written notice so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof, and such party will cooperate with the other party in any effort the other party undertakes to obtain a protective order or other remedy. In the event that such protective order or remedy is not obtained, or that the other party, in its sole discretion, waives compliance with the provisions hereof, such party will furnish only that portion of the information which is legally required and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information.

     10.6 Audited Financial Statements. Promptly after the Closing Date, Seller will retain Ernst & Young, or another National Accounting Firm approved by Seller (the "Audit Firm") to prepare audited financial statements for the fiscal years ended December 31, 1998, 1997 and 1996 and unaudited financial statements for the period January 1, 1999 through the Closing Time in accordance with GAAP, consistently applied, with respect to the DE Brokerage Business (collectively, "Audited Financials"), so as to enable IFG to prepare and file, not later than sixty (60) days following the Closing Date, an appropriate report on Form 8-K (or other appropriate form) in connection with the Transactions, or any other securities filings as IFG may deem necessary or desirable, including, without limitation, registration statements, or as may be otherwise required under any laws or legal requirements. If the Audit Firm is not Ernst & Young, Buyer shall have the right to reasonably approve the terms of such retention, including the cost thereof, such approval not to be unreasonably withheld or delayed. Seller hereby covenants and agrees to provide all books, records, papers and other information to, and otherwise cooperate fully with, Buyer and its Affiliates and the Audit Firm as may be necessary or required to enable the Audit Firm to prepare and complete the Audited Financials within such time period. Seller shall keep Buyer promptly apprised of the status and progress of such audit, and shall provide Buyer with all draft financial statements prepared by the Audit Firm. Without limiting the generality of Seller's obligations to cooperate with Buyer and the Audit Firm, Kevin Buckley, as well as any employees of Seller or its Affiliates who have been involved in the financial or accounting functions of the DE Brokerage Business, shall be made available at no cost to Buyer or its Affiliates by Seller, to the extent reasonably requested by Buyer, for such purpose. Seller shall provide such consent and comfort letters to the Audit Firm as are customarily required in connection with the preparation of audited financial statements. Buyer shall pay the fees and expenses of the Audit Firm. In the event Buyer determines that it is not required by relevant securities laws to include in its report on Form 8-K an audited financial statement for the fiscal year ended December 31, 1996 with respect to the DE Brokerage Business, Buyer shall promptly inform Seller; in such event, the Audit Firm shall continue to prepare audited financial statements with respect to such fiscal year, but the term "Audited Financials" for purposes of Section 2.2.1(e) shall not include the audited financial statement for the fiscal year ended December 31, 1996.

     10.7 Payment of Excluded Liabilities. Seller shall pay and discharge, promptly when due, all Excluded Liabilities. If, in Buyer's sole discretion, the failure to pay or discharge such Excluded Liabilities could reasonably be expected to have a material adverse effect on Buyer, the DE Brokerage Business or on the ability of the parties to consummate the Transactions contemplated by this Agreement (including the ability of the parties to obtain third party consents or approvals) then, at Buyer's option, Buyer may pay or discharge any such Excluded Liabilities and, thereupon, Seller shall reimburse Buyer to the extent paid or discharged by Buyer, upon presentation by Buyer of invoices or other documentation reasonably satisfactory to Seller indicating the amounts paid. If Seller fails to timely reimburse Buyer for the amounts paid, Buyer may, but shall not be required to, treat such amount as a Commission Payable or apply payments with respect to the Contingent Payments otherwise due to Seller to the satisfaction of such payments. To the extent practicable, Buyer will give Seller prior notice of its intention to pay or discharge any Excluded Liabilities and the opportunity to settle such matter with the third party prior to payment or discharge thereof by Buyer. The provisions of this Section 10.7 are for the sole benefit of Buyer and Affiliates of Buyer and are not intended, nor shall they be construed, to confer any rights upon any third party.

     10.8 Survival of Representations, Warranties, Covenants, Etc. All representations, warranties, covenants and agreements made by the parties in this Agreement or in any certificate, Schedule, Exhibit, statement or other document furnished under this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations, warranties, covenants, and agreements set forth in this Agreement.

     10.9 Pipeline Transactions. If, in any case following the Closing Date a commission or other fee is payable in connection with a Pipeline Transaction, and for any reason Buyer is not permitted to collect or receive such commission by reason of any real estate broker licensing requirement, including any delay, error or failure by Buyer, Seller or any Governmental Authority in processing any notice, filing, application or other matter related to a licensing requirement, then Seller shall upon request of Buyer collect and receive such commission or other fee. In such case, Seller shall promptly pay to Buyer the full amount of such commission or fee received, it being understood that, as between Seller and Buyer, Buyer is entitled to receive all of Seller's right, title and interest in and to the Pipeline Transactions.

     10.10 Rogers Employment Agreement. In the event that at any time prior to the fourth (4th) anniversary of the Closing Date Alan Rogers shall voluntarily resign (other than for reasons of disability (as defined in the Rogers Employment Agreement)) from his employment with Buyer or its Affiliate, or Alan Rogers shall be terminated from such employment by Buyer or its Affiliate for cause (as defined in the Rogers Employment Agreement), or if Seller terminates Alan Rogers for cause or Alan Rogers resigns or repudiates the Rogers Employment Agreement prior to the Closing, then, in any such event, Buyer shall be entitled to receive an amount equal to the lesser of (i) eighty percent (80%) of the excess of (x) the combined annual salary and bonus compensation that Buyer agrees in good faith to pay an executive hired to replace Alan Rogers, for the period between the date of such replacement's hire and the fourth (4th) anniversary of the Closing Date, over (y) the combined annual salary and bonus compensation that Buyer otherwise would have been required to pay to Alan Rogers pursuant to the Rogers Employment Agreement, for the same period and (ii) $600,000 per annum, for the same period (such excess, the "Compensation Differential"). Such portion of the Compensation Differential shall be paid to Buyer solely by deducting such amount from payments with respect to the Contingent Payments otherwise due Seller hereunder; provided, however, that if the bonus compensation cannot be calculated until after the payments with respect to the Contingent Payments are made, then upon such calculation Seller shall promptly pay over such portion of the Compensation Differential to Buyer to the extent of Contingent Payments previously received by Seller.

     10.11 Year 2000. Buyer acknowledges that it has been advised by Seller that the computer systems and software used in connection with the DE Brokerage Business presently are not fully able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, and otherwise perform as per the specifications thereof, before, during and following September 9, 1999 and January 1,

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2000 (collectively, "Y2K Compliant"). Buyer agrees that Seller will not be responsible to make such systems or software Y2K Compliant. However, Seller shall provide Buyer with assistance and cooperate with Buyer as requested (at no cost to Seller) in connection with Buyer's efforts to make such systems and software Y2K Compliant and Seller further agrees to assist (and not to interfere with) Buyer's retention of Seller's Y2K consultant, Barry Fagin, in connection with Buyer's efforts to make such systems and software Y2K Compliant. Seller represents and warrants to Buyer that neither Seller nor Seller's Principals have any reason to believe that the computer systems and software of the DE Brokerage Business cannot be made Y2K Compliant on or before December 31, 1999.

     10.12 Work Station Wiring. Seller, at its sole cost and expense, shall cause all work station wiring at the 575 Premises to be revised in such a manner so as to obtain a certification from an independent network engineer stating that such wiring is in compliance with (i) EIA/TIA 568B and (ii) certified to 100 Megabits standards. If Seller does not perform such work and obtain such certification within forty-five (45) days following the Closing Date, then, at Buyer's option, Buyer may, through its own engineer, assume control of such work and complete same at Seller's sole cost and expense. If Seller fails to pay or reimburse Buyer for any such sum within ten (10) days after request therefor, Buyer may apply payments with respect to Contingent Payments otherwise due Seller to the satisfaction thereof. Any work performed by Seller in the 575 Premises shall be performed in a manner that will minimize any interference with the conduct of the DE Brokerage Business, and the indemnification provisions of
Section 7(A) of the Sublease for the 575 Premises shall be applicable to such work as if fully set forth herein.

11. INDEMNIFICATION.

     11.1 Indemnification by Seller. From and after the Closing, Seller jointly and severally will remain responsible for, and shall indemnify and hold harmless Buyer and each of its Affiliates, and all of their respective partners, officers, directors, employees, agents and other representatives or consultants (each such person, and its successors and assigns, is referred to herein as a "Buyer Indemnified Party"), from and against, any and all damages, losses, deficiencies, Liabilities, costs and expenses (including reasonable legal fees and expenses) (collectively, "Losses") and any and all claims, demands, suits, investigations, proceedings, settlements and compromises (collectively, "Suits") incurred or suffered by any Buyer Indemnified Party that result from, relate to, or otherwise arise out of:

         (a) the Purchased Assets or the DE Brokerage Business or the ownership or operation thereof prior to the Effective Time, or relating to the Excluded Assets or the Excluded Liabilities at any time (including after the Closing);

         (b) any event, occurrence, action, inaction or transaction relating to the Purchased Assets or the DE Brokerage Business or the ownership or operation thereof occurring prior to the Effective Time or relating to the Excluded Assets or the Excluded Liabilities at any time (including after the Effective Time);

         (c) any breach of any representation or warranty on the part of Seller contained in this Agreement, or nonfulfillment of any agreement, covenant or other obligation on the part of Seller or its Affiliates under this Agreement or any Exhibit hereto or any misrepresentation in or omission from any certificate, Schedule, Exhibit, written statement or other document furnished to Buyer pursuant to this Agreement;

         (d) any claim whatsoever (i) by any independent contractor, officer or employee of Seller or former independent contractor, officer or employee of Seller that is not engaged by Buyer or an Affiliate of Buyer, and (ii) with respect to matters that are to be the responsibility of Seller or its Affiliates under this Agreement; and

         (e) the enforcement of the indemnification obligations under this
Section 11.1.

     11.2 Indemnification by Buyer. From and after the Closing, Buyer will be responsible for, and shall indemnify and hold harmless Seller and its Affiliates, and all of their respective partners, officers, directors, employees, agents, and other representatives or consultants (each such person, and its successors and assigns, is referred to herein as a "Seller Indemnified Party"), from and against, any and all Losses and Suits incurred or suffered by any Seller Indemnified Party that result from, relate to, or otherwise arise out of:

         (a) the Purchased Assets or the DE Brokerage Business or the ownership or operation thereof after the Effective Time (except as Buyer's liability is limited with respect to the foregoing pursuant to the provisions of Section
2.3.2 hereof) or the other business operations or affairs of Buyer and/or Buyer's Affiliates at any time;

         (b) any event, occurrence, action, inaction or transaction relating to the Purchased Assets or the DE Brokerage Business or the ownership or operation thereof occurring after the Effective Time (except as Buyer's liability is limited with respect to the foregoing pursuant to the provisions of Section
2.3.2 hereof), other than with respect to any Lease or Contract that is not assigned to and assumed by Buyer or its Affiliates pursuant to the terms hereof;

         (c) any breach of any representation or warranty on the part of Buyer contained in this Agreement or nonfulfillment of any agreement, covenant or other obligation on the part of Buyer under this Agreement or any Exhibit hereto or any misrepresentation in or omission from any certificate, Schedule, Exhibit, written statement or other document furnished to Seller pursuant to this Agreement; and

         (d) the enforcement of the indemnification obligations under this
Section 11.2.

     11.3 Procedure.

         11.3.1 Notices of Claims. Seller, Buyer or any other person entitled to indemnification under this Article 11 (each an "Indemnified Person") must give notice to the Indemnifying Party (as such term is defined below) within a reasonable time after discovery of any fact or circumstance pursuant to which such Indemnified Person could claim indemnification ("Claim" or "Claims") against the party obligated to provide indemnification under this Article 11 (the "Indemnifying Party"); provided, however, that the failure to provide such notice shall in no event impair the rights of the Indemnified Person hereunder except to the extent that such failure has a material adverse effect on the ability of the Indemnifying Party adequately to defend such Claim. Such notice shall describe the nature of the Claim and the amount thereof, if determinable, or if not determinable, an estimate of the amount of such Claim.

         11.3.2 Mitigation. Each party or other Indemnified Person shall use commercially reasonable efforts to minimize the amount of the loss or injury for which it is entitled to indemnification under this Article 11.

         11.3.3 Assumption of Claims.

         (a) If the indemnification obligation arises out of a Claim made by a third party, that is not an Affiliate of either Seller or Buyer (a "Third-Party Claim"), then within ten (10) days after notice of such Third-Party Claim, the Indemnifying Party shall notify the Indemnified Person, in writing, whether or not it assumes the defense of such Third-Party Claim, at the Indemnifying Party's expense, and if so, its willingness and ability (with reasonable evidence of same) to satisfy any such Claim. If the Indemnifying Party assumes the defense of such Third-Party Claim, then the Indemnifying Party shall defend such Third-Party Claim using reputable counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Person. The Indemnified Person shall, at the Indemnifying Party's expense, make available to the Indemnifying Party and its attorneys, accountants, or other duly designated agents, all books and records of the Indemnified Person relating to any such Third-Party Claim, and the parties shall to render to each other assistance (at the expense of the Indemnifying Party) as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Third-Party Claim.

         (b) The Indemnified Person shall be entitled, with counsel selected by the Indemnified Person, to participate in (but not control), at its own expense, the defense of any Claim that the Indemnifying Party has, in accordance with the provisions hereof, elected to defend, and to be kept fully informed of the status thereof at all stages, including the right to receive, at the Indemnifying Party's expense, copies of all pleadings and other material papers in connection with such Claim; provided, however, that the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Person would present such counsel with a conflict of interest that would preclude such counsel from representing the Indemnified Person pursuant to legal canons of ethics or other applicable law, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent it within thirty (30) days after notice to the Indemnifying Party of the institution of a Third-Party Claim, or (iii) the Indemnifying Party shall authorize the Indemnified Person to employ separate counsel at the Indemnifying Party's expense. The Indemnifying Party shall not settle any Third-Party Claim without the consent of the Indemnified Person, such consent not to be unreasonably withheld or delayed, unless (A) the Indemnifying Party fully indemnifies the Indemnified Person for all damages, losses, deficiencies, liabilities, costs, and expenses in connection with such settlement of such Claim, (B) there is no finding or admission of any violation of law by, or effect on any other Claims that may be made against the Indemnified Person, and
(C) the relief granted in connection therewith requires no action on the part of, and has no economic or other effect on, the Indemnified Person.

         (c) Notwithstanding anything to the contrary set forth above, in the event an Indemnified Person reasonably believes and so notifies the Indemnifying Party in writing that the applicable Claim, even if fully indemnified for, is reasonably likely to have a material adverse effect on the Indemnified Person's business, financial condition, or results of operations, then the Indemnifying Party shall not have the right to assume the defense of such Claim but shall have the right to employ separate counsel and to participate in the defense of such action at its own expense. In such an event, the Indemnified Person and its counsel shall consult, whenever reasonably practicable, with the Indemnifying Party and its counsel with respect to the status of the Claim and any related litigation or other proceedings.

         11.3.4 No Assumption of Defense.

         (a) If the defense of a Third-Party Claim is not timely assumed and diligently continued by the Indemnifying Party as provided above, then the Indemnified Person may (to the extent that the Indemnified Person determines to do so in its sole discretion) conduct any such proceeding as it may deem appropriate, may take whatever action it deems necessary or appropriate to resolve or settle such claim or dispute, but shall in no event have any obligation to defend any such claim or proceeding or to appeal any adverse finding or determination or defend any such appeal by any other party to a favorable determination; any actions taken or omitted with respect to the foregoing shall not avoid, reduce or mitigate the Indemnifying Party's liability hereunder.

         (b) The Indemnified Person shall not settle any Third-Party Claim without first giving notice of the proposed settlement to the Indemnifying Party (a "Settlement Notice"). The Indemnifying Party shall have the right, exercisable within five (5) business days following receipt of a Settlement Notice, to instruct the Indemnified Person not to so settle such Third Party Claim; provided that, in such event, the Indemnifying Party shall be required to assume the defense of any such Third- Party Claim subject to and in accordance with the provisions of set forth above.

     11.4 Payment of Indemnification Obligations. Buyer shall pay to any Seller Indemnified Party, and Seller shall pay to any Buyer Indemnified Party, within fifteen (15) days following demand therefor, the amount of all Losses and other obligations owing pursuant to this Article 11. If Seller fails to timely pay or cause to be discharged any such obligations, Buyer may, but shall not be required to, apply payments with respect to the Contingent Payments otherwise due to Seller to the satisfaction of such obligations.

     11.5 Other Rights and Remedies Not Affected. The indemnification rights of the persons under this Article are independent of and in addition to such rights and remedies as such persons may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement, covenant, or other obligation under this Agreement, including, without limitation, the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

     11.6 Indemnification Threshold for Certain Representations and Warranties. Seller shall not have any liability (for indemnification or otherwise) arising out of any breach of any representation or warranty of Seller contained in
Section 3, the breach of which neither Seller nor Seller's Principals had knowledge as of the date hereof, until and to the extent that the total of all Losses with respect to such breaches exceeds $350,000, provided, however, that at such time as such Losses exceeds $350,000, then Seller shall be liable for all such Losses, including such $350,000.

12. TERMINATION OF AGREEMENT.

     12.1 Events of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date: (a) by the mutual written consent of Seller and Buyer; (b) by Buyer, if Seller breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured to the reasonable satisfaction of Buyer within ten (10) days after notice of such breach is given to Seller; (c) by Seller, if Buyer breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is not cured to the reasonable satisfaction of Seller within ten (10) days after notice of such breach is given to Buyer; or (d) by either Buyer or Seller, if, for any reason (including the failure of any of the conditions to Closing to be fulfilled) other than the breach of this Agreement by the terminating party, the Closing has not occurred on or prior to July 25, 1999.

     12.2 Liquidated Damages; Specific Performance. Buyer and Seller acknowledge that it would be extremely impractical and difficult to ascertain the actual damages that would be suffered by Seller if Buyer fails to consummate the Transactions contemplated herein (for any reason other than Seller's failure, refusal or inability to perform any of Seller's covenants and agreements hereunder or the failure of any other of the conditions to Buyer's obligation to consummate the Transactions herein). Buyer and Seller have considered carefully the loss to Seller that would result from the failure of the Transactions to be consummated as a result of a breach or default hereunder by Buyer; and other damages that Seller will sustain but which Seller cannot calculate with absolute certainty. Based on all those considerations, Buyer and Seller have agreed that the damage to Seller would reasonably be expected to amount to the sum of Six Million Nine Hundred Thousand dollars ($6,900,000). Accordingly, if all conditions precedent to Buyer's obligation to consummate the Transactions contemplated herein have been waived (or deemed waived) by Buyer or satisfied and if Seller has performed its covenants and agreements hereunder but Buyer has breached its covenants and agreements hereunder and has failed, refused or is unable to consummate the Transactions contemplated herein by the Closing Date, then Escrow Agent shall pay to Seller from the Initial Payment, the sum of Six Million Nine Hundred Thousand dollars ($6,900,000) as full and complete liquidated damages, and not as a penalty, and shall constitute Seller's sole and exclusive remedy for such breach. Upon payment of the sum of Six Million Nine Hundred Thousand dollars ($6,900,000) to Seller, as above provided, Buyer shall have no further obligation or liability under this Agreement. If Seller has breached its covenants and agreements under this Agreement and has failed, refused or is unable to consummate the Transactions contemplated herein or if any conditions to Buyer's obligation to consummate the Transactions contemplated herein have not been waived (or deemed waived) by Buyer or satisfied by the Closing Date, then Escrow Agent, upon the request of Buyer, shall return the Initial Payment and interest thereon to Buyer and, in addition, Buyer shall be entitled to the payment of interest in accordance with Section 2.1.3(c); provided, however, that such return shall not limit Buyer's right to maintain an action for breach of this Agreement, damages, specific performance or any other relief whatsoever.

13. NOTICES.


     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon actual receipt by the party (but not necessarily the individual person) to be notified. Any notice shall be sent by personal delivery, by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, or by facsimile transmission, and addressed to the party to be notified at the address indicated below for such party, or at such other address as such party may designate upon written notice to the other parties.

                  (1)   If to Buyer, to:

                        DE Acquisition, LLC
                        c/o Insignia Financial Group, Inc.
                        200 Park Avenue, 19th Floor
                        New York, NY 10166
                        Facsimile No.: (212) 984-8183
                        Attention:     Ronald Uretta

                        and:

                        Insignia Financial Group, Inc.
                        200 Park Avenue, 19th Floor
                        New York, NY 10166
                        Facsimile No.: (212) 984-8183
                        Attention:     Adam B. Gilbert, Esq.

                        with a copy to:

                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        590 Madison Avenue
                        New York, NY 10022
                        Facsimile No.:  (212) 872-1002
                        Attention:       Steven H. Scheinman, Esq.

                  (2)   If to Seller, to:

                        Douglas Elliman
                        575 Madison Avenue, 3rd Floor
                        New York, NY 10022
                        Facsimile No.: (212) 891-7224
                        Attention:      Howard P. Milstein, Edward L. Milstein
                                          and Kevin M. Buckley

                        with a copy to:

                        Andrew S. Berkman, Esq.
                        477 Madison Avenue, 11th Floor
                        New York, NY 10022
                        Facsimile No.:  (212) 350-2701

No facsimile transmission of a notice shall be deemed effective unless given within ordinary business hours and only if the transmitting machine prints a message that such facsimile has been received at the proper number or by the relevant party "OK" (or such similar notation) for the requisite number of pages sent.

14. MISCELLANEOUS.

     14.1 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, and the certificates, statements or other documents delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior agreements and understandings, written or oral, among the parties with respect thereto, and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein. All Schedules, Exhibits, certificates, statements or other documents delivered pursuant to this Agreement are intended to be and hereby are specifically made a part of this Agreement.

     14.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced. The failure of a party to enforce, or the delay by a party in seeking to enforce, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification by that party of any of its rights under this Agreement, and a party may, within the time provided by the applicable law, commence appropriate proceedings to enforce any or all of its rights under this Agreement, and any prior failure to enforce or delay in enforcement shall not constitute a defense.

     14.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither party shall have the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Buyer shall have the right, upon notice to Seller, to assign all or any part of its rights and obligations under this Agreement to any Affiliate of Buyer, provided (i) such Affiliate assumes the obligations (or part thereof) of Buyer hereunder, and (ii) no such assignment shall release Buyer from any obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     14.4 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     14.5 Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

     14.6 Captions; Number and Gender. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

     14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.8 Bulk Sales. In lieu of complying with the provisions of Article 6 (Bulk Transfers) of the Uniform Commercial Code, Seller shall hold harmless and indemnify Buyer and Buyer's Affiliates from and against any and all loss, liability, damage, or claim arising out of the failure or alleged failure to comply with Article 6 and all reasonable costs and expenses including reasonable legal fees and expenses.

     14.9 Transaction Taxes. Except as otherwise expressly stated herein, neither party shall be responsible for the other's sales, transfer or documentary stamps taxes, if any, imposed by law upon the other party with respect to the Transactions contemplated by this Agreement or the transfer of the Purchased Assets to Buyer, or any other fees directly relating to the transfer of the Purchased Assets. The parties shall cooperate with each other with respect to the filing of all sales, transfer and documentary stamps tax returns required to be filed with respect to the Transactions contemplated by this Agreement or the transfer of the Purchased Assets to Buyer, and shall make such joint filings as may reasonably be requested by either party. Buyer agrees to indemnify and hold harmless Seller from any liability for any such taxes (including interest and penalties thereon) and the costs and expenses of defending against such liability or asserted liability for which Buyer is responsible pursuant to this Section. Seller agrees to indemnify and hold harmless Buyer from any liability for any such taxes (including interest and penalties thereon) and the costs and expenses of defending against such liability or asserted liability for which Seller is responsible pursuant to this Section.

     14.10 Finders' Fees. Each party represents that it neither is nor will be obligated for any brokerage, advisory or finders' fee or commission or other compensation in connection with the Transactions Buyer agrees to indemnify and hold harmless Seller from any liability for any commission or compensation in the nature of an advisory or finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Buyer or any of Buyer's officers, employees, or representatives is responsible. Seller agrees to indemnify and hold harmless Buyer from any liability for any commission or compensation in the nature of an advisory or finders' fee (and the costs and expenses of defending against such liability of asserted liability) for which Seller or any of Seller's respective officers, employees, or representatives is responsible. The provisions of this Section 14.10 shall survive any termination of this Agreement.

     14.11 Expenses. Irrespective of whether the Closing is effected, and except as otherwise expressly provided herein or therein, each party shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) that it incurs with respect to the negotiation and execution of this Agreement and any other agreements to be executed pursuant hereto, and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. Without limiting the generality of the foregoing, Seller shall pay the costs of filing or recording any releases, termination statements or similar instruments necessary to discharge any Encumbrances on or with respect to any of the Transferred Assets. The provisions of this Section 14.11 shall survive any termination of this Agreement.

     14.12 Interest; Attorneys' Fees.

         (a) Unless the payment of interest is otherwise provided in any provision or clause hereof, in the event either party fails to make any payment due to the other under this Agreement for more than five (5) days after the date such payment is due, then such payment shall accrue interest at the rate of seven percent (7%) per annum from the date such payment was due until the date such payment (including such interest thereon) is made in full.

         (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     14.13 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     14.14 Authority. The persons executing this Agreement on behalf of each party represent that they have been duly authorized to execute this Agreement and bind the respective party hereto.

     14.15 No Partnership, Etc. Nothing contained in this Agreement shall be construed to place the parties in relationship of partners or joint venturers, or as making the parties agents for one another or otherwise having the power to bind one another to any contracts or other instruments or to any undertakings, obligations, or other liabilities. If any party hereunder is made up of one or more distinct legal persons, such persons shall be jointly and severally liable wherever such party is liable hereunder.

     14.16 No Presumption. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

15. DEFINITIONS.

     The following definitions shall apply in this Agreement:

         (a) "Adjusted Cash Payment" shall have the meaning set forth in Section 2.1.2(a).

         (b) "Affiliate" of a specified person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person.

         (c) "Assigned Leases" shall have the meaning set forth in Section 1.4.

         (d) "Assumed Deferred Bonuses" shall have the meaning set forth in
Section 2.3.3.

         (e) "Assumed Liabilities" shall have the meaning set forth in Section 2.3.1.

         (f) "Audited Financials" shall have the meaning set forth in Section 10.6.

         (g) "Broker Loans" shall have the meaning set forth in Section 1.1(p).

         (h) "Cash Payment" shall have the meaning set forth in Section 2.1.1.

         (i) "Closing" shall mean the consummation of the Transactions contemplated by this Agreement.

         (j) "Closing Date" shall have the meaning set forth in Section 7.1(a)

         (k) "Closing Date Statement" shall have the meaning set forth in
Section 2.5.2.

         (l) "Closing DE Broker" shall have the meaning set forth in Section 2.2.3.

         (m) "Closing Time" shall mean 11:59 p.m. on the date preceding the Closing Date.

         (n) "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the regulations promulgated pursuant thereto.

         (o) "Commission Payables" shall have the meaning set forth in Section 2.5.1.

         (p) "Commission Receivables" shall have the meaning set forth in
Section 2.5.1.

         (q) "Contingent Payment" shall have the meaning set forth in Section 2.2.1.

         (r) "Contracts" shall have the meaning set forth in Section 1.1(g).

         (s) "DE Broker" shall have the meaning set forth in Section 2.2.3.

         (t) "DE Brokerage Area" shall mean all of New York County (Borough of Manhattan), Kings County (Borough of Brooklyn) and Nassau County in New York, Morris County in New Jersey, and Fairfield County in Connecticut.

         (u) "DE Brokerage Business" shall have the meaning set forth in the first recital hereto.

         (v) "Deferred Bonus Plan" shall have the meaning set forth in Section 3.17(b).

         (w) "DE Financial Statements" shall have the meaning set forth in
Section 3.6.

         (x) "Designated Employees" shall have the meaning set forth in Section 6.1.

         (y) "Disputed Matters" shall have the meaning set forth in Section 2.7.

         (z) "Effective Time" shall mean 11:59 p.m. on May 31, 1999.

         (aa) "Employee Costs" shall have the meaning set forth in Section 6.2.

         (bb) "Employee Plan" shall mean each payroll practice, employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and health and disability (whether provided by insurance or otherwise), severance, termination, and every other plan, program, arrangement, policy, or payroll practice that provides employee benefits, including without limitation each employee benefit plan as defined in Section 3(3) of ERISA, other than a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan"), maintained by Seller, or to which Seller contributes, as of the Effective Time, and in which any employee (or the dependents or beneficiaries thereof) of the DE Brokerage Business participates.

         (cc) "Encumbrance" shall mean any mortgage, deed-of-trust, lien, pledge, hypothecation, security interest, claim, charge, imperfection of title, restriction, prior assignment or other encumbrance of any kind or nature whatsoever.

         (dd) "Excluded Assets" shall have the meaning set forth in Section 1.2.

         (ee) "Excluded Liabilities" shall have the meaning set forth in Section 2.3.2.

         (ff) "Expanded DE Brokerage Area" shall mean the DE Brokerage Area, plus Queens County, Bronx County and Richmond County (Boroughs of Queens, the Bronx and Staten Island, respectively), Suffolk County, Westchester County and Rockland County in New York, and Bergen County, Essex County, Hudson County and Union County in New Jersey.

         (gg) "575 Premises" shall mean the Leased Premises consisting of the second floor and portions of the fourth and sixth floors of the building located at 575 Madison Avenue, New York, New York, as more fully described in the Sublease annexed as Exhibit 7.4.2(a) hereto.

         (hh) "GAAP" shall mean generally accepted accounting principles, consistently applied.

         (ii) "Governmental Authority" shall mean any federal, state, local, or foreign government or any subdivision, agency, authority, or other instrumentality thereof.

         (jj) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         (kk) "IFG" shall have the meaning set forth in Section 2.2.3.

         (ll) "Initial Payment" shall have the meaning set forth in Section 2.1.3(b).

         (mm) "Intellectual Property Rights" shall have the meaning set forth in
Section 1.1(j).

         (nn) "Lease Renewal Commissions" shall have the meaning set forth in
Section 2.6.1(b).

         (oo) "Leased Premises" shall have the meaning set forth in Section
3.11.

         (pp) "Leases" shall have the meaning set forth in Section 3.11.

         (qq) "Liabilities" shall mean all liabilities, including, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, or responsibility, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         (rr) "Material Adverse Effect" shall mean any occurrence or event which, individually or in the aggregate, does or reasonably could materially and adversely affect the business, assets, results, operations, prospects or condition (financial or otherwise) of the DE Brokerage Business, other than occurrences or events affecting as a whole the industry in which Seller operates the DE Brokerage Business.

         (ss) "National Accounting Firm" shall have the meaning set forth in
Section 2.7.

         (tt) "Net Disbursements" shall have the meaning set forth in Section 2.1.2(b).

         (uu) "Net Receipts" shall have the meaning set forth in Section
2.1.2(b).

         (vv) "Person" shall mean any individual, partnership, limited liability company, corporation, trust, association, or other legal or business entity.

         (ww) "Pipeline Transactions" shall have the meaning set forth in
Section 1.1(h).

         (xx) "Post-Closing Annual Period" shall have the meaning set forth in
Section 2.2.1(b).

         (yy) "Purchase Price" shall have the meaning set forth in Section
2.1.1.

         (zz) "Purchased Assets" shall have the meaning set forth in Section
1.1.

         (aaa) "Qualified Revenue" shall have the meaning set forth in Section 2.2.3.

         (bbb) "Residential Real Estate Brokerage Services" shall mean brokerage services in connection with the sale or lease of single family homes, brownstones, townhouses, multi-family dwellings not exceeding six (6) units, residential apartment units, residential condominium units and/or residential cooperative units.

         (ccc) "Rogers Employment Agreement" shall mean the written employment and non-competition agreement with Alan Rogers entered into on or before the date of this Agreement.

         (ddd) "Seller's Principals" shall mean Edward L. Milstein and Howard P. Milstein.

         (eee) "Special Bonus" shall have the meaning set forth in Section
2.3.3.

         (fff) "Taxes" shall have the meaning set forth in Section 3.14.

         (ggg) "Transactions" shall mean the transactions contemplated by this Agreement and by the documents and instruments to be executed and delivered and the actions to be taken by the parties pursuant to or in accordance with this Agreement.

         (hhh) "Vacation Accrual Adjustment" shall have the meaning set forth in
Section 2.1.2(b).

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

                                DOUGLAS ELLIMAN

                                By: Douglas Elliman, Inc., as general partner


                                By: /s/ Edward L. Milstein
                                   ------------------------------------------
                                    Name: Edward L. Milstein
                                    Title: Vice Chairman

                                By: Douglas Elliman Insurance Brokerage Corp.,
                                    as general partner



                                By: /s/ Edward L. Milstein
                                   ------------------------------------------
                                    Name: Edward L. Milstein
                                    Title: Vice Chairman


                                DOUGLAS ELLIMAN, INC.


                                By: /s/ Edward L. Milstein
                                   ------------------------------------------
                                    Name: Edward L. Milstein
                                    Title: Vice Chairman

                                DOUGLAS ELLIMAN INSURANCE BROKERAGE CORP.


                                By: /s/ Edward L. Milstein
                                   ------------------------------------------
                                    Name: Edward L. Milstein
                                    Title: Vice Chairman


                                DE ACQUISITION, LLC
                                By: Insignia Residential Group, Inc., as manager

                                By/s/ Edward L. Milstein
                                   ------------------------------------------
                                    Name: James W. Sheehan
                                    Title: Senior Vice President

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, solely for purposes of (i) certifying the DE Financial Statements in accordance with Section 3.6, and (ii) agreeing to be bound by Sections 5.7 and 7.4.8, as of the date first above written.

                                                     /s/ Edward L. Milstein
                                                    ---------------------------
                                                     Edward L. Milstein

                                                     /s/ Howard P. Milstein
                                                    ---------------------------
                                                     Howard P. Milstein


         Each of the undersigned, having a financial interest in Seller and in consideration of this Agreement, knowing that Buyer would not enter into this Agreement without the guaranty hereinafter set forth, individually, jointly and severally guarantees to Buyer and IFG all of the representations, warranties, covenants, and other obligations and liabilities of Seller or its Affiliates under the foregoing Agreement, including the Schedules and Exhibits thereto. This guaranty is an absolute, unconditional, and primary guaranty of payment and performance, and no recourse need be first sought against Seller or any of its general partners or any of their assignees. This guaranty shall be binding upon successors and assigns of the below-named guarantor, without the necessity of any express assumption of such liability by any such successor or assign. The undersigned each waives notice of acceptance of this guaranty.

/s/ Edward L. Milstein
-----------------------------------------
Edward L. Milstein, Individually

/s/ Howard P. Milstein
-----------------------------------------
Howard P. Milstein, Individually


         The undersigned, having a financial interest in Buyer and in consideration of this Agreement, knowing that Seller would not enter into this Agreement without the guaranty hereinafter set forth, guarantees to Seller all of the representations, warranties, covenants, and other obligations and liabilities of Buyer under the foregoing Agreement, including the Schedules and Exhibits thereto. This guaranty is an absolute, unconditional, and primary guaranty of payment and performance, and no recourse need be first sought against Buyer or any assignee of Buyer. This guaranty shall be binding upon successors and assigns of the below-named guarantor, without the necessity of any express assumption of such liability by any such successor or assign. The undersigned waives notice of acceptance of this guaranty.


Insignia Financial Group, Inc.


By: /s/ Frank M. Garrison
-----------------------------------------
Name: Frank M. Garrison
Title:   Office of the Chairman
Title: